UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ACURA PHARMACEUTICALS, INC.

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ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2016 Annual Meeting of Shareholders (the “Meeting”) of Acura Pharmaceuticals, Inc., a New York corporation, (the “Company”), will be held at the Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, NJ 07114 on April 28, 2016 at 9:00 a.m., Eastern Time, for the purposes listed below:

1. To elect five directors to the Board of Directors who shall serve until the 2017 Annual Meeting of Shareholders, or until their successors have been elected and qualified;

2. To adopt the Company’s 2016 Stock Option Plan;

3. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 4, 2016 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

For a period of 10 days prior to the Meeting, a shareholders list will be kept at our administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement and our 2014 Annual Report. We believe this process allows us to provide our shareholders with the required information more promptly, reduces adverse environmental impact, and reduces costs associated with printing and distributing our proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2015 Annual Report over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, 2015 Annual Report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible. You may vote your shares via a toll-free telephone number or via the Internet as further described in the Notice. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any shareholder attending the Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Your attention is directed to the Proxy Statement for information regarding each proposal to be made at the meeting.

Peter A. Clemens Senior Vice President, Chief Financial Officer and Secretary
March 7, 2016	Palatine, Illinois

ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

PROXY STATEMENT

2016 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACURA PHARMACEUTICALS, INC. (the “Company”) of proxies to be voted at the 2016 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on April 28, 2016 and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed commencing on or about March 16, 2016 to our stockholders who owned our common stock at the close of business on March 4, 2016. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The close of business on March 4, 2016 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, our outstanding voting securities consisted of 11,833,801 shares of common stock, $0.01 par value per share (the “Common Stock”). Under the New York Business Corporation Law and our Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors. Shareholders have no appraisal rights with respect to any matter being voted upon.

Unless otherwise indicated all historical prices and share information give effect to a 1 for 5 reverse split effected by the Company in August 2015.

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VOTING OF PROXIES

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically by e-mail will remain in effect until the stockholder terminates such election.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

You can view the proxy materials for the Meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 27, 2016 (the latest telephone or Internet proxy is counted); or by attending the Meeting and voting in person. Attending the Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you will need to request a proxy from the bank or broker and bring it with you to vote at the meeting.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. IF NO INSTRUCTIONS ARE INDICATED AND YOU ARE A SHAREHOLDER OF RECORD, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors, (ii) FOR the adoption of the Company’s 2016 Stock Option Plan; and (iii) FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the proposal for the adoption of the 2016 Stock Option Plan and election of directors are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on such proposal.

THE BOARD OF DIRECTORS

In 2015, the Company’s Board of Directors held 8 meetings. Each of the Company’s Directors attended at least 75% of the sum of (1) all 2015 Board meetings held during the period they served as directors and (2) all meetings held by Board committees on which a Director served. Directors are strongly encouraged to attend all Board meetings, Board committee meetings, and shareholder meetings. All of our directors attended our 2015 annual meeting.

Board Committees

In 2015, the Company had an Audit Committee, a Compensation Committee, a Strategic Transaction Committee and a Deal Committee of the Board of Directors. In 2015, the Audit Committee met 4 times, the Compensation Committee met 3 times, the Strategic Transaction Committee and the Deal Committee each met 1 time in 2015. The Charter of our Audit Committee is available on our website, www.acurapharm.com, under the menu item “Audit Committee Charter” appearing under the “Corporate” tab. The Charter of our Compensation Committee is also available on our website under the menu item “Compensation Committee Charter” appearing under the “Corporate” tab. There is no Charter for the Strategic Transaction Committee or the Deal Committee.

Audit Committee

The Audit Committee is composed of George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee is responsible for selecting the Company’s registered independent public accounting firm, approving the audit fee payable to the auditors, working with independent auditors and other corporate officials, reviewing the scope and results of the audit by, and the recommendations of, our independent auditors, approving the services provided by the auditors, reviewing our financial statements and reporting on the results of the audits to the Board, reviewing our insurance coverage, financial controls and filings with the SEC, including, meeting quarterly prior to the filing of our quarterly and annual reports containing financial statements filed with the SEC, and submitting to the Board its recommendations relating to our financial reporting, accounting practices and policies and financial, accounting and operational controls.

In assessing the independence of the Audit Committee in 2015, our Board reviewed and analyzed the standards for independence provided in NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that each of Messrs. Ross, Wesson and Skelly satisfies such standards for independence. Our Board also determined that Mr. Ross is a “financial expert” as provided in NASDAQ Marketplace Rule 5605(c)(3) and SEC regulations.

Compensation Committee

The Compensation Committee is composed of William Skelly, Chairman, Bruce F. Wesson and Immanuel Thangaraj. This committee is responsible for consulting with and making recommendations to the Board of Directors about executive and director compensation and compensation of employees. See “Compensation of Executive Officers and Directors — Compensation Discussion and Analysis” for a summary of the procedures for approving compensation for our senior management and employees.

The listing standards of the NASDAQ Capital Market specify that the compensation of our executive officers must be determined, or recommended to the Board, either by a majority of independent directors or a compensation committee comprised solely of independent directors. Our Board determined that each of Messrs. Skelly, Wesson and Thangaraj were independent directors under the Nasdaq Marketplace Rules. The Board has also determined that each of Messrs. Skelly, Thangaraj and Wesson meet the more stringent independence standards for compensation committees imposed under NASDAQ Rule 5605(d)(2)(A).

Strategic Transaction Committee

The Strategic Transaction Committee is composed of George K. Ross, Bruce F. Wesson and William G. Skelly. The Strategic Transaction Committee reviews, evaluates and recommends to the Board, for the Board’s evaluation and determination, potential acquisitions, divestitures, capital raising transactions, joint ventures and strategic alliances, and licensing and collaboration transactions. All members of this Committee are considered by our Board as independent directors. The Strategic Transaction Committee does not have a Chair.

Deal Committee

The Deal Committee was formed by the Board on February 28, 2013. It is composed of William Skelly, George Ross and Bruce Wesson. The Deal Committee is responsible for determining the timing and pricing of our Common Stock that may be offered under our Form S-3 shelf registration statement. The Deal Committee does not have a charter.

Nominating Committee

Currently our entire Board of Directors functions as our nominating committee. As needed, the Board will perform the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election to our Board. Our Board determined that all members of the Board were independent other than Mr. Jones, our CEO. We believe that a nominating committee separate from the Board is not necessary at this time given our relative size, the size of our Board, and our opinion that an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. The Board’s process for recruiting and selecting nominees for Board members, if required, would be to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise allowing them to contribute as effective directors to our governance, and who would be willing to serve as directors of a public company. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. If a possible candidate is identified, the individual will meet with each member of the Board and be sounded out concerning his/her possible interest and willingness to serve, and Board members would discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual would be invited to serve on the Board. To date, no shareholder has presented any candidate for Board membership for consideration, and we do not have a specific policy on shareholder-recommended director candidates. The Board believes its process for evaluation of nominees proposed by shareholders would be no different than the process of evaluating any other candidate, and therefore the Board believes it is appropriate to not have a policy on shareholder-recommended director candidates. The Board of Directors does not have a policy regarding diversity in identifying nominees for director.

The experience, qualifications, attributes or skills that led the Board to conclude that the current board members should serve are: (i) their pharmaceutical industry and senior level management experience in the case of Messrs. Jones, Skelly, and Wesson; (ii) financial and senior level management expertise in the case of Mr. Ross, and (iii) their experience in overseeing management as principals of private equity firms in the case of Messrs. Wesson, and Thangaraj. In addition, pursuant to the Voting Agreement, as amended, described in “Certain Relationships and Related Transactions and Director Independence,” we are required to elect one designee of Galen Partners III, L.P. (“Galen”), one designee of Care Capital Investments II, LP (“Care Capital”) and one designee of Essex Woodlands Health Ventures V, L.P. (“Essex”). Mr. Thangaraj serves as the designee of Essex. As of March 1, 2016, neither Galen nor Care Capital had nominated a Board designee to replace their respective designees who had previously resigned. See also “Proposal 1 Election of Directors” for a further description of the experience of our directors.

Separation of Roles of Chairman and CEO

Mr. Jones serves as Chief Executive Officer. Our Chairman of our Board of Directors resigned on March 11, 2013. A replacement Chairman has not been elected to date. We believe the separation of offices is beneficial because a separate chairman (i) can provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management, (iii) allows the chairman to focus on shareholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. It is our intention to seek to add to our Board additional members having significant senior level pharmaceutical experience, and that one of such additional Board members will be entrusted by the Board to serve as Chairman.

Board’s Role in Risk Assessment

The Board as a whole engages in risk oversight as part of its functions. As an emerging pharmaceutical development company we face numerous risks identified in our Annual Report on Form 10-K, many of which are outside of our control. In addition, the Audit Committee reviews our insurance coverage and the Board and Audit Committee regularly monitor our liquidity position and operating expenses and review our capital-funding needs. The Company believes the Board leadership structure effectively enables it to oversee risk management.

Shareholder Communications to the Board

Shareholders who wish to send communications to our Board of Directors may do so by sending them in care of our Secretary at Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120 Palatine, Illinois 60067. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. Our Secretary will have the discretion to screen and not forward to Directors communications which the Secretary determines in his or her discretion are communications unrelated to our business or our governance, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any Director.

Code of Ethics

Our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and all of our other employees is available on our website, www.acurapharm.com, under the menu item “Code of Ethics” appearing under the “Corporate” tab.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports received by us and on written representations from reporting persons, we believe that our Directors, executive officers and greater than ten percent (10%) beneficial owners of our Common Stock complied with all Section 16(a) filing requirements during the year ended December 31, 2015.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, five individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During 2015, each of the nominees to the Board served as a Director.

Unless a shareholder WITHHOLDS AUTHORITY, a properly delivered proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Although our Certificate of Incorporation provides for a maximum of 11 directors, in accordance with the terms of a Voting Agreement dated February 6, 2004, as amended, by and among the Company, GCE Holdings LLC (“GCE”), Care Capital Investments II, LP (“Care Capital”), Essex Woodlands Health Ventures V, L.P. (“Essex”), Galen Partners III, L.P. (“Galen”) and others (the “Voting Agreement”), we have agreed that the Board of Directors shall be comprised of not more than seven members (or such greater number that is required to assure that we have a majority of independent directors after giving effect to the various designation rights described herein), one of whom shall be the designee of Care Capital, one of whom shall be the designee of Essex, and one of whom shall be the designee of Galen (in the case of each such shareholder, as long as such shareholder held 600,000 shares of our Common Stock (including warrants to purchase shares)), one of whom is our Chief Executive Officer and three of whom are independent directors. The Voting Agreement provides that each of Care Capital’s, Essex’s and Galen’s right to designate one director will terminate when it or its affiliates (determined separately for each of Care Capital, Essex and Galen) fail to hold at least 3 million shares of our common stock (or warrants exercisable for such shares). The board designee of Essex is Immanuel Thangaraj. Mr. Azad, Galen’s director nominee, resigned in December 2012. Mr. Markham, Care Capital’s director nominee, resigned on March 11, 2013. To date, neither Galen nor Care Capital has nominated a replacement director under the Voting Agreement.

The name and age of each of the five nominees, his principal occupation and the period during which such person has served as a Director are set forth below.

Name of Nominee	Age	Position With the Company	Director Since
Robert B. Jones	57	President and CEO and Director	2011
Bruce F. Wesson(1)(2)(3)(4)	73	Director	1998
William G. Skelly(1)(2)(3)(4)	65	Director	1996
Immanuel Thangaraj(1)	45	Director	2002
George K. Ross(2)(3)(4)	74	Director	2008

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Strategic Transaction Committee
(4)	Member of Deal Committee

Robert B. Jones has been our President and Chief Executive Officer since July 7, 2011. From April 2011 through July 6, 2011, Mr. Jones was our Interim President and Chief Executive Officer. Mr. Jones was our Senior Vice President and Chief Operating Officer from April 2008 to April 2011. From May, 2003 to March, 2008, Mr. Jones served first as the Vice President, Finance and then as Vice President, Strategy and Business Analysis of Adolor Corporation. From November 2000 to May 2003 he served as Vice President, Finance and then as Chief Operating Officer of Opt-E-Script, Inc., a privately held personalized medicine company where Mr. Jones was responsible for all commercialization activities. Prior to that, Mr. Jones was Vice President,

Sales and Marketing for Purepac Pharmaceutical Company. Mr. Jones received his M.B.A. from the University of North Carolina and a B.S. from Cornell University. Mr. Jones was appointed a director of the Company in July 2011.

Bruce F. Wesson has been a member of our Board of Directors since March 1998. From January 1991 until June 30, 2011, Mr. Wesson was a Partner of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Derma Sciences, Inc., and as Vice Chairman of the Board of MedAssets, Inc., each a publicly traded company. Mr. Wesson earned a Bachelor of Arts degree from Colgate University and a Masters of Business Administration from Columbia University.

William G. Skelly has been a member of our Board of Directors since May 1996 and served as our Chairman from October 1996 through June 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc. Mr. Skelly earned a Bachelor of Arts degree from Michigan State University and a Masters of Business Administration from the University of Missouri-Kansas City.

Immanuel Thangaraj has been a member of our Board of Directors since December, 2002. Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry, since 1997. Prior to joining Essex Woodlands Health Ventures, he helped establish a telecommunication services company, for which he served as its CEO. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago.

George K. Ross has been a member of our Board of Directors since January, 2008. Since April 2002, Mr. Ross has been a consultant to early stage businesses and a financial investor. Since April 1, 2015 Mr. Ross has been an advisor to GP Shopper LLC, a provider of mobile solutions for retail and brands. From July 2005 through December 2010 he served as Executive Director, Foundations and Partnerships for World Vision U.S. in New York City. His business career has included senior financial officer and board member positions with both public and private companies in diverse industries. Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period. Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

The Board had determined that Messrs. Skelly, Wesson, Ross and Thangaraj are independent directors.

Executive Officers

Robert B. Jones, President and Chief Executive Officer.

Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was our Vice President, Chief Financial Officer and Secretary from February 1998 to March 2004 and a member of our Board of Directors from June, 1998 to August, 2004. Mr. Clemens is a Certified Public Accountant and earned a Bachelor of Business Administration degree from the University of Notre Dame and a Masters of Business Administration from Indiana University. Age 63.

Albert W. Brzeczko, Ph.D., has been Vice President, Technical Affairs of Acura Pharmaceutical Technologies, Inc. since February 2009. From 1999 through 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs. Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck. Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D. in pharmaceutical sciences from the University of Maryland. Age 59.

Robert A. Seiser has been a Vice President, Treasurer and Corporate Controller since April 2004. Mr. Seiser joined us in March 1998 as our Treasurer and Corporate Controller. Mr. Seiser is a Certified Public Accountant and earned a Bachelor of Business Administration degree from Loyola University of Chicago. Age 52.

James F. Emigh has been Vice President of Corporate Development since October 2011. From April 2004 to October 2011, Mr. Emigh was our Vice President of Marketing and Administration. Prior to such time, Mr. Emigh was our Vice President of Sales and Marketing. Mr. Emigh joined us in May, 1998, serving first as Executive Director of Customer Relations and then as Vice President of Operations. Mr. Emigh holds a Bachelor of Pharmacy degree from Washington State University and a Masters of Business Administration from George Mason University. Age 60.

J. Bradley Rivet has been Vice President of Marketing since October 2011. Prior to such time, Mr. Rivet was Vice President of Effcon Laboratories Inc. Mr. Rivet has also held various management positions with aaiPharma Inc. and Burroughs Welcome Co. Mr. Rivet received his Bachelor of Science degree from Louisiana State University. Age 62.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person’s successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Robert B. Jones, our President and Chief Executive Officer and Peter A. Clemens, our Senior Vice President and Chief Financial Officer, are subject to the provisions of their respective Employment Agreements. See “Compensation of Executive Officers and Directors — Employment Agreements.”

Agreements Governing Appointment of Directors

See “Election of Directors” above, for a discussion of the Voting Agreement that entitles each of Care Capital, Essex and Galen to designate one director.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Our current executive compensation program consists of (i) an annual salary and bonus compensation, and (ii) equity incentives represented by the issuance of stock options and restricted stock units (“RSUs”). The salary, bonuses, and equity incentives serve to link executive pay to corporate performance.

Policies for Allocating Between Various Forms of Compensation

We award bonuses and salary increases for performance in the prior year, cash permitting. We award options to incentivize longer term performance and may also award Restricted Stock Units to incentivize long term performance, although in the recent past RSUs have only been awarded to directors. We generally also award options to executives upon commencement of employment.

Salary and Bonus

Each of Robert Jones and Peter Clemens are parties to an employment agreement, described under the caption “Employment Agreements” below, which provide the minimum annual base salary to be payable to such officers, subject to increase at the discretion of the Board. In addition, the Jones and Clemens employment agreements provide for annual bonus payments, in the discretion of the Compensation Committee or the Board, subject to the satisfaction of such targets, conditions or parameters as may be agreed upon from time to time by the employee and the Compensation Committee. Each of Mr. Jones’ and Mr. Clemens’ bonuses are weighted 100% to achievement of the foregoing goals, while the bonuses for other employees, including for Messrs. Seiser, Brzeczko, Rivet and Emigh, are weighted 50% to the achievement of organizational goals and 50% to the achievement of individual goals.

The organizational bonus performance targets for 2014 were submitting a New Drug Application for our hydrocodone with acetaminophen product with the FDA, the success of Nexafed® on the U.S. market, developing a next generation of our Impede® Technology, licensing additional opioids utilizing our Aversion® technology, progression of our research and development programs, compliance with Sarbanes-Oxley (“SOX”), meeting year-end cash targets and the execution of transactions to further build our business. Despite meeting some goals, our Compensation Committee and Board exercised negative discretion and determined that, due to the low stock price and in order to conserve cash, no bonuses would be awarded. In sum and as a result of the foregoing, the Compensation Committee determined that 33% of the organizational goals were met in 2014.

The 2015 goals were the licensing of our Oxaydo® product, progress toward submitting a New Drug Application for our hydrocodone with acetaminophen product with the FDA, the success of Nexafed on the U.S. market, developing a next generation of our Impede Technology, licensing additional products utilizing our Aversion and Impede technologies, progression of our research and development programs, compliance with SOX, meeting year-end cash targets and the execution of transactions to further build our business. In 2015, we licensed the Oxaydo product to Egalet Corporation and affiliates, we entered into a license agreement with Bayer Healthcare LLC with respect to our Impede Technology and advanced our LimitxTM and Impede research programs. We also raised net proceeds of approximately $7.1 million in a registered direct offering to enable us to meet year end cash targets. In sum and as a result of the foregoing, the Compensation Committee determined that 55% of the organizational goals were met in 2015.

Significant 2016 goals are advancing the success of Nexafed on the U.S. market, developing Impede Technology products, the continued development of our Limitx technology product candidates, executing partnerships around our Aversion or Impede technologies, executing partnerships/transactions around our Limitx technology, compliance with SOX, successfully managing our intellectual property, the execution of transactions to further build our cash, and meeting year-end cash targets.

No compensation will be earned with respect to a performance measure unless a performance “floor” for that measure is exceeded; the incentive opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower amount of award with respect to that performance measure. An amount larger than the incentive opportunity for each performance measure can be earned, up to and possibly exceeding a specified limit, for exceeding the target for that measure. Depending on market conditions and other circumstances, performance criteria may be modified during the course of the year, and other performance criteria reweighted. In setting compensation levels, the Compensation Committee compares our Company to companies of comparable business focus, market capitalization, technological capabilities and market in which we compete for executives. As part of this process, the Compensation Committee and the Board does not use the compensation levels of comparable companies as benchmarks, but rather as a factor in evaluating the compensation levels of the named executive officer. In 2015 the Compensation Committee retained the Hay Group, an independent compensation consulting firm, to assist in evaluating stock option and other incentives for our executive officers and other employees. The retention of the Hay Group was not recommended by management.

In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are “compensation neutral” for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

The Compensation Committee may, after a review of an executive’s performance, recommend to the Board that a bonus award be made to such executives based upon other non-enumerated performance targets (whether or not they are parties to employment agreements). This could result in the award of salary increases or bonuses above a targeted range amount.

For our other executive officers not subject to an employment contract (Messrs. Brzeczko, Seiser, Rivet and Emigh), the Compensation Committee will set the annual salary for such executive officers between December and February and establish potential bonus compensation that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee. Messrs. Brzeczko’s, Seiser’s, Rivet’s and Emigh’s organizational bonus performance targets in 2014 and 2015 were and for 2016 are consistent with those for Messrs. Jones and Clemens, as outlined above. Such officer’s bonuses are weighted 50% to the organizational performance targets and 50% to the achievement of performance targets unique to their respective positions.

In 2014 we did not award any bonuses to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet or Emigh. In 2015 we awarded bonuses of $215,600, $109,700, $68,500, $35,200, 30,600, and $21,400 to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively, representing 55%, 55%, 67%, 57%, 50% and 35%, respectively of their maximum bonuses. The maximum bonuses payable to Messrs. Jones and Clemens is 100% and 70% respectively, of their base salary. The maximum bonuses payable to Messrs. Brzeczko, Seiser, Emigh and Rivet is 35% of their base salary, except that Dr. Brzeczko’s maximum bonus has been increased to 50% of base salary commencing with 2016 and for the 2016 calendar year he is eligible for an additional bonus of up to 15% of base salary (for a total of 65% of base salary).

In December 2015, we awarded minimal salary increases to Messrs. Jones, Clemens, Brzeczko, Rivet, Seiser and Emigh of $1,000, $1,000, $1,000, $500, $500 and $500 respectively, for 2016. In December 2014, we awarded minimal salary increases to Messrs. Jones, Clemens, Brzeczko, Rivet, Seiser and Emigh of $5,000, $5,000, $5,000, $3,000, $3,000 and $3,000 respectively, for 2015. In past years we have awarded salary increases based on new responsibilities (such as Mr. Jones’ promotion to CEO), as well as individual and general company performance.

Stock Options

A long-term component of our executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of our Common Stock covered by the option (an “option exercise”) at a price fixed at the time of grant. With certain exceptions, we have historically granted stock options having an exercise price equal to the fair market value of our Common Stock on the date of grant and continued this practice in 2015. It is our expectation that discounted stock option grants will occur, if at all, only on an isolated basis in the future where circumstances warrant. With respect to stock options grants having an exercise price equal to the market price of our Common Stock on the date of grant, such options generally gain value only to the extent our stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time if the option holder remains an employee and expire no later than 10 years after grant. Executives will generally be subject to limitations in selling the vested option stock due to securities law considerations, and therefore will have an incentive to increase shareholder value.

It is the Company’s practice to grant stock options to executives upon commencement of employment. In addition in recent years we have granted options in December of each year to executives and other employees. In December 2013, 2014 and 2015 we granted for an aggregate of 94,500, 180,000 shares and 315,000, respectively, to our employees, exercisable at fair market value on the date of grant, which options vest in equal installments over 24 months. The December 2013 option grants included options with respect to 27,500, 15,000, 15,000, 7,500, 10,000 and 7,500 underlying shares, to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively, and represented 29%, 15%, 15%, 8%, 10%, 8% of the 2013 total option awards respectively. The December 2014 option grants included options with respect to 50,400, 36,000, 28,800, 10,800, 16,200 and 10,800 underlying shares, to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively, and represented 28%, 20%, 16%, 6%, 9% and 6% of the 2014 total option awards, respectively. The December 2015 option grants included options with respect to 70,000, 50,000, 50,000, 20,000, 20,000 and 20,000 underlying shares, to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively, and represented 22%, 16%, 16%, 6%, 6% and 6% of the 2015 total option awards, respectively. Aggregate option awards of 315,000 shares in 2015 is higher than the aggregate option award of 180,000 shares in 2014 in an attempt to incentivize employees who received minimal salary increases during each of 2014 and 2015, in an effort to conserve the Company’s cash, and recognizing that the substantial majority of prior stock option awards have an exercise price substantially above the current trading price range of the Company’s Common Stock. We will maintain similar but not necessarily identical ratios of distribution of option awards as we made in 2015 to those persons and/or persons in similar management positions.

Recognizing that only 15,478 shares remain available for grant under stock options under our existing stock option plans, in Proposal 2 we are asking shareholders to adopt the Company’s 2016 Stock Option Plan. See “Proposal 2”.

Timing Policies with Respect to Options

We have no plan or practice to time option grants in coordination with the release of non-public information and we do not time the release of non-public information to affect the value of executive compensation. Option grant dates for options issued to any new executive officers will likely be the starting date of their employment.

Restricted Stock Units

In each of 2005, 2008 and 2009 our compensation program for executives and employees also consisted of RSUs pursuant to a restricted stock unit plan (the “2005 RSU Plan”). A RSU represents a contingent obligation to deliver a share of our common stock to the holder of the RSU on a distribution date. Each RSU award made to our executives in 2005 vested one-third ( 1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006, and ending December 1, 2007. The vested shares underlying the RSU awards were issued on the earlier of (i) a Change of Control (as defined in our 2005 RSU Plan), or (ii) in four annual installments starting on January 1, 2011. In the event of a Change of Control, our issuance of the vested shares shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance of vested shares shall be made in four (4) equal installments on each of

January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, with all installments already distributed. Upon our distribution of the vested shares underlying the RSU awards, the recipients must submit to us the par value of $0.01 per share. Since the 2005 RSU Plan mandates fixed distribution dates commencing at January 1, 2011 (which will pre-date any new RSU grant under our 2005 Plan), we do not anticipate issuing additional RSUs under the 2005 RSU Plan. In 2014 our shareholders adopted a new RSU plan (the “2014 RSU Plan”) for employees, officers, non-employee directors and consultants. RSUs granted under the 2014 RSU Plan to employees will generally be distributed in the year after they vest unless the grant provides otherwise. The grant to employees may provide that distribution is further deferred to future years, but unlike the 2005 RSU Plan the dates of distribution are not fixed in the 2014 RSU Plan. As with the 2005 RSU Plan, vested shares will be distributed upon a qualifying Change of Control. No RSUs have been awarded to employees under the 2014 RSU Plan, although awards have been made to non-employee directors. See “Director Compensation.”

Equity awards granted to an executive upon commencing employment are considered in and serve to reduce the annual equity awards that may be made to such executive later in such year.

Termination/Severance Benefits

The employment agreement of each of Mr. Jones and Clemens provide severance benefits under certain circumstances. The severance benefits provided to each such executive differ, but include payments of a pro-rata bonus or non-equity incentive compensation, one to two years of salary and one to two years of benefits. In addition, Mr. Clemens has severance in the event of death. This is a result of Mr. Clemens having an employment agreement that was originally executed in 1998. It is unlikely we would grant severance on death in the future (other than through life insurance). See “Employment Agreements” and “Quantifying Termination/Change of Control Payments” below. We believe severance arrangements for the highest level officers help them to focus on their respective job functions and give them comfort that we will not lightly terminate their employment. We believe these severance benefits were necessary to be able to initially hire and to retain these executives. In turn Messrs. Jones and Clemens agreed after their employment with us ends under certain circumstances not to compete or solicit our employees for hire for a limited period of time. We believe that such non-compete and non-solicit provisions are important to protect our business. The severance benefits are standard in employment contracts and were the results of negotiations between us and our executives.

The other executive officers named in the Summary Compensation Table have no contractual severance benefits if terminated by us.

Retirement Plans

We maintain a 401(k) plan that allows us to make both discretionary and matching contributions, but we have not done so since inception. We have no pension plans or non-qualified deferred compensation plans and, as a result, the columns relating to such plans in the Summary Compensation Table are blank.

Change in Control

Currently, unexercisable stock options vest with respect to all underlying shares upon a change of control (as defined in his employment agreement) in the case of Mr. Jones. For Mr. Clemens, options awarded in 2015 vest upon change of control, but stock options granted to Mr. Clemens in earlier periods generally do not automatically vest upon a change of control (as defined in his employment agreement) but only after certain terminations following a change of control. For options granted in 2015, option vesting is accelerated for other executives upon a change of control, but unvested options granted in 2014 are not accelerated for other executives on a change of control. In addition, Messrs. Jones and Clemens receive severance and bonuses if they terminate their employment after a change of control (as defined in their employment agreements), or we terminate their employment after a change of control. We believe our change of control provisions incentivize our executives to seek opportunities for us and realize benefits from a change of control transaction even though such change of control may lead to the termination of their positions.

Tax Reimbursements

Because of the excise tax imposed by Internal Revenue Code Section 280G, our executive officers may be subject to such tax upon the exercise of options and distributions under RSUs upon a change of control. We currently have no agreements to reimburse our executive officers for any taxes imposed as a result of these additional excise taxes. We also allow our employees to elect to have shares withheld upon exercise of options in satisfaction of the statutory minimum withholding tax obligations of such employees relating to such option exercises.

Perquisites and Other Benefits

Our executive officers receive no perquisites. We have not made either discretionary or matching contributions to their 401(k) plans, although our plan provides that we may do so. Our executive officers are not provided auto allowances and they receive no country club or golf club memberships. We may, however, consider such perquisites in the future.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to our executive officers and other employees and thereafter submits its recommendation to the full Board for approval (excluding Mr. Jones in the case of his compensation). All such decisions are made with the consultation of the Chief Executive Officer, except those relating to the compensation of the Chief Executive Officer. Except for salary adjustments and cash bonus and equity awards to the Chief Executive Officer, these items are generally based upon the recommendation of the Chief Executive Officer. For example, in 2015, the Chief Executive Officer made recommendations with respect to bonuses and salary increases for all other employees and the Compensation Committee and Board adopted such recommendations. Our Chief Executive Officer does not attend or participate in discussions with the Compensation Committee relating to his compensation. With respect to salary adjustments and cash bonus and equity items to the Chief Executive Officer, the Compensation Committee establishes such awards for the Chief Executive Officer subject to review and approval of the Board.

At our 2014 Annual Meeting, our shareholders, in an advisory vote, approved a resolution on our executive compensation (“say on pay”). After the shareholder vote, the Board considered the shareholder recommendations with respect to compensation, but was not bound by them and any changes to compensation are subject to, among other things, existing contractual arrangements and the impact on our continued ability to retain and attract qualified personnel. The next say on pay shareholder vote must occur on or before our 2017 Annual Meeting and the next vote on the frequency of the say on pay shareholder vote must occur on or before our 2017 Annual Meeting.

Summary Compensation Table and Discussion of Employment and Incentive Arrangements

The following table sets forth a summary of the compensation paid by us for services rendered in all capacities to us during each of the three fiscal years ended December 31, 2015, to our Chief Executive Officer, Chief Financial Officer and our next four most highly compensated executive officers (collectively, the “2015 named executive officers”) whose total annual compensation for 2015 exceeded $100,000:

Summary Compensation Table

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-equity incentive plan compensation ($)	Total ($)
Robert B. Jones, President and CEO since July 7, 2011, Interim President and CEO from April 28, 2011 and SVP & COO prior thereto	2013	383,000	—	197,546	126,400	706,946
	2014	387,000	—	116,424	—	503,424
	2015	392,000	—	120,680	215,600	728,280
Peter A. Clemens SVP & CFO	2013	219,000	—	107,752	72,300	399,052
	2014	280,000	—	83,160	—	363,160
	2015	285,000	—	86,200	109,700	480,900
Albert W. Brzeczko VP, Technical Affairs of Acura Pharmaceutical Technologies, Inc.	2013	282,000	—	107,752	50,800	440,552
	2014	285,000	—	66,528	—	351,528
	2015	290,000	—	86,200	68,500	444,700
Robert A. Seiser VP, Treasurer & Corporate Controller	2013	170,000	—	53,876	30,600	254,476
	2014	172,000	—	24,948	—	196,948
	2015	175,000	—	34,480	35,200	244,680
J. Bradley Rivet, Vice President of Marketing	2013	155,000	—	71,835	16,500	243,335
	2014	172,000	—	37,422	—	209,422
	2015	175,000	—	34,480	30,600	240,080
James F. Emigh, Vice President of Corporate Development	2013	170,000	—	53,876	18,100	241,976
	2014	172,000	—	24,948	—	196,948
	2015	175,000	—	34,480	21,400	230,880

(1)	The 2013 entries reflect the grant date fair value of options with respect to 27,500, 15,000, 15,000, 7,500, 10,000 and 7,500 underlying shares issued to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively. The 2014 entries reflect the grant date fair value of options with respect to 50,400, 36,000, 28,800, 10,800 16,200 and 10,800 underlying shares to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively. The 2015 entries reflect the grant date fair value of options with respect to 70,000, 50,000, 50,000, 20,000, 20,000 and 20,000 underlying shares issued to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively. Grant date fair values are computed in accordance with FASB ASC Topic 718. To calculate grant date fair value, we consider an assumed risk free interest rate and a historical volatility percentage for our Common Stock. For options issued in 2013 we used a risk free interest rate of 2.89% and historical volatility of 109%. For options issued in 2014 we used a risk free interest rate of 2.19% and historical volatility of 97.1%. For options issued in 2015 we used a risk free interest rate of 2.22% and historical volatility of 89.04%. In all cases we excluded the possibility of forfeiture and calculated values based on 10 year option terms. See Note 11 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a general discussion of assumptions used in calculating grant date fair value.

Other Compensatory Arrangements

Our executive officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

Employment Agreements

Robert B. Jones commenced employment with us on April 7, 2008 pursuant to an Employment Agreement dated March 18, 2008 as our Senior Vice President and Chief Operating Officer. On April 28, 2011, Mr. Jones was appointed our Interim President and Chief Executive Officer. On July 7, 2011, Mr. Jones was named President and Chief Executive Officer. Mr. Jones’ salary was increased from $392,000 to $393,000 commencing January 1, 2016. The term of the Employment Agreement is currently scheduled to expire December 31, 2016, and provides for automatic one (1) year renewals in the absence of written notice to the contrary from us (which would give Mr. Jones the right to terminate his employment for Good Reason) or Mr. Jones at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. Pursuant to the Employment Agreement Mr. Jones is eligible for annual bonuses of up to 100% of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. In 2015, Mr. Jones received a bonus of $215,600. On December 12, 2013, December 11, 2014 and December 10, 2015 we granted Mr. Jones stock options to purchase 27,500 shares, 50,400 shares and 70,000 shares of our Common Stock, respectively, in each case exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event that we terminate the Employment Agreement without Cause or Mr. Jones terminates the Employment Agreement for Good Reason, we are required to pay Mr. Jones an amount equal to the bonus for such year, calculated on a pro-rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Jones’ base salary for one year (such salary amount being the “Severance Pay”). Pursuant to an amendment to Mr. Jones’ Employment Agreement entered into in 2012, in case of termination without Cause and for Good Reason or for voluntary termination more than two years after a Change of Control, such Severance Pay and bonus is payable in equal monthly installments over a period of twelve (12) months, with the first six installments payable six months and one day after termination, if mandated by applicable law, which requires certain payments to certain officers of a public company (“specified employees”) to be made commencing six months after termination. However, if such termination is without Cause, for Good Reason or for voluntary termination within two years of a qualifying Change of Control, then the Severance Pay and bonus is payable in a lump sum six months and one day after termination (unless a six month delay is not required by applicable law in which case it is payable 31 days after termination). In addition, upon a termination without Cause or for Good Reason or voluntarily after a Change of Control, any shares remaining unvested under stock options and restricted stock units granted to Mr. Jones will vest in full and Mr. Jones will be entitled to continued coverage under our then-existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination. The Employment Agreement restricts Mr. Jones from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us. In addition, Mr. Jones has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control. The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Jones’ options following a number of termination scenarios or a Change of Control.

Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, as amended, which provides that Mr. Clemens will serve as our Senior Vice President and Chief Financial Officer for a term currently scheduled to expire December 31, 2016, and provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Clemens at least ninety (90) days prior to the expiration of any renewal period. Pursuant to a 2008 amendment to the Employment Agreement, our non-renewal of the Employment Agreement is considered as a termination without Cause for all purposes under the Employment Agreement. Mr. Clemens current base salary under the Employment

Agreement is $286,000 (increased from $285,000 effective January 1, 2016). His maximum bonus is 70% of base salary. In 2015, Mr. Clemens was awarded a bonus of $109,700. On December 12, 2013, December 11, 2014 and December 10, 2015 we granted Mr. Clemens options to purchase 15,000 shares, 36,000 shares and 50,000 shares of our Common Stock, respectively, in each case at an exercise price equal to the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by us without Cause or by Mr. Clemens for Good Reason, we are required to pay Mr. Clemens an amount equal to twice his then base salary, payable in the case of termination without Cause or for Good Reason six months and one day after termination (unless he is not a specified employee at termination in which case payment is in a lump sum within 30 days following termination) and to continue to provide Mr. Clemens coverage under our then existing benefit plans, including medical and life insurance, for a term of 24 months. The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case he would receive the same payments on the same schedule as on a termination for Good Reason. In addition, Mr. Clemens’ estate is entitled to six month’s salary upon his death as well as a pro rata bonus for the number of months he worked in the year of his death. The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment. In addition, for a period of two (2) years from and after the effective date of the termination of his employment with us (for any reason whatsoever), (i) induce or attempt to influence any employee of the Corporation or any of its subsidiaries or affiliates to leave its employ, or (ii) aid any person, business, or firm, including a supplier, a competitor, licensor or customer of or our manufacturer for the Corporation, in any attempt to hire any person who shall have been employed by us or any of our subsidiaries or affiliates within the period of one (1) year of the date of any such requested aid. The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Clemens’ options following a number of termination scenarios or a Change of Control.

Events Affecting Stock Option Vesting and Exercise (For Messrs. Jones and Clemens)

Event	Vesting of All Options (Options are exercisable upon vesting)	Exercisability of Options
Termination due to Death	Options vest for one month after death; after that no additional vesting	Vested options immediately exercisable for one year following termination
Termination by Company Without Cause or by Employee for Good Reason or termination by Employee following Change of Control	All options fully vest.	Vested options immediately exercisable for one year following termination Vested options exercisable for 12 months for Mr. Jones (twenty four months in the case of Mr. Clemens)
Termination due to Disability	No additional vesting	Vested options immediately exercisable for one year following termination
Termination by the Company for Cause or by executive other than for Good Reason	No additional vesting	Vested options immediately exercisable for 40 days following termination
Change of Control	Options fully vest for Mr. Jones, and options issued in 2015 vest for Mr. Clemens.	Vested options immediately exercisable

(1)	See Footnote 1 to table entitled “Outstanding Equity Awards at 2015 Year-End” and corresponding text for identification of options subject to Section 409A. Mr. Jones does not hold any such options.

Mr. Seiser, Mr. Emigh, Mr. Rivet and Dr. Brzeczko are not parties to an employment agreement. Dr. Brzeczko was hired pursuant to an offer letter pursuant to which he received a $40,000 signing bonus and commencing in 2016 is eligible for annual bonuses of up to 50% of his base salary (increased from 35% in effect during 2015). In addition he is eligible for an additional bonus of up to 15% of base salary in 2016 (for a total of 65% of base salary). Upon commencement of his employment on February 9, 2009, he received 4,800 RSUs vesting in equal installments over 24 months, and stock options exercisable for 19,200 shares of Common Stock vesting in equal installments over 24 months. Dr. Brzeczko’s annual salary is $291,000 (increased from $290,000 effective January 1, 2016). Dr. Brzeczko is eligible for and over the years of his employment, Dr. Brzeczko has received annual option grants. On December 10, 2015, Dr. Brzeczko was granted stock options exercisable at the fair market value on date of grant for 50,000 shares of Common Stock, vesting in equal installments over 24 months.

Messrs. Seiser and Emigh are each employed at an annual salary of $175,500 (increased from $175,000 effective January 1, 2016). Each of Messrs. Seiser and Emigh is eligible for annual option grants. On December 10, 2015 we granted each of Mr. Seiser and Mr. Emigh stock options exercisable at the fair market value on date of grant for 20,000 shares of Common Stock, vesting in equal installments over 24 months. Prior to 2015 we had granted Mr. Seiser and Mr. Emigh options and RSUs.

Mr. Rivet is employed pursuant to an offer letter pursuant to which he receives a base salary of $175,500 (increased from $175,000 effective January 1, 2016) and is eligible for annual bonuses of up to 35% of his base salary. Upon his hiring in October 2011 and on December 16, 2011, Mr. Rivet was granted stock options exercisable at the fair market value on date of grant for 12,000 shares and 7,000 shares of common stock, respectively, vesting in equal installments over 24 months. On December 10, 2015 we granted Mr. Rivet stock options exercisable at the fair market value on date of grant for 20,000 shares of Common Stock vesting in equal installments over 24 months.

Each of Mr. Seiser, Mr. Emigh, and Mr. Rivet are eligible for bonuses of up to 35% of base salary, and for 2014 and 2015 Dr. Brzeczko was also eligible for a bonus of up to 35% of base salary (increased commencing 2016 as noted above). For 2014 they received no bonuses in the view of the Company’s performance for such year and in an effort to conserve cash. For 2015 they received bonuses of $35,200, $21,400, $30,600 and $68,500, respectively, based on the achievement of their individual performance (50% weighting) and our organizational goals (50% weighting).

Stock Option Plans

We maintain two stock option plans adopted in 1998 and 2008, respectively. In Proposal 2 we are asking shareholders to approve our 2016 Stock Option Plan. See “Proposal 2”. In the past we used, and may continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

The 1998 Stock Option Plan

The 1998 Stock Option Plan was adopted by the Board of Directors in April, 1998 and approved by our shareholders in June, 1998. The 1998 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase shares of our Common Stock. The 1998 Stock Option Plan, as amended, provided for the grant of stock options to purchase up to 400,000 shares of our Common Stock. As of December 31, 2015, stock options to purchase 18,000 shares of Common Stock had been granted under the 1998 Stock Option Plan. Of such option grants, 4,630 are ISO’s and 13,370 are non-qualified options. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock. Subject to the terms of the 1998 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

In April, 2008 the 1998 Stock Option Plan expired and the remaining 4,382 unissued shares allocated to the Plan were terminated. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is $36.07.

The 2008 Stock Option Plan

The 2008 Stock Option Plan was adopted by the Board of Directors on March 14, 2008 and approved by our shareholders on April 30, 2008. On June 25, 2009, the 1998 Stock Option Plan was amended to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. The 2008 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase in the aggregate up to 1,200,000 shares of our Common Stock. As of December 31, 2015, stock options to purchase 1,180,317 shares of Common Stock had been granted under the 2008 Stock Option Plan. Of such option grants, 733,353 are ISOs and 446,964 are non-qualified options. No exercise price of an ISO or a non-qualified stock option was set at less than 100% of the fair market value of the underlying Common Stock. Subject to the terms of the 2008 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options. The average per share exercise price for all outstanding options under the 2008 Stock Option Plan is $15.35.

The 2016 Stock Option Plan

See “Proposal 2” for a discussion of the proposed 2016 Stock Option Plan.

2005 Restricted Stock Unit Award Plan

On December 22, 2005, the Board of Directors approved our 2005 Restricted Stock Unit Award Plan (the “2005 RSU Plan”) for our employees and non-employee directors. The RSU Plan was amended by the Board of Directors on October 26, 2006 to allow transfer of RSUs under limited circumstances. On December 14, 2006, our shareholders ratified the 2005 RSU Plan, as amended, at our 2006 Annual Shareholders’ Meeting. A RSU represents the contingent obligation of the Company to deliver a share of our Common Stock to the holder of the RSU on a distribution date. On March 14, 2008 the Board of Directors adopted and on April 30, 2008 our shareholders ratified an amendment to the 2005 RSU Plan increasing the number of shares available under the 2005 RSU Plan from 600,000 to 700,000. The purpose of the 2005 RSU Plan was to attract, motivate and retain experienced and knowledgeable employees by offering additional stock-based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company and to attract and retain qualified non-employee directors.

As of December 31, 2015 we had granted RSUs under the 2005 RSU Plan providing for our issuance of up to an aggregate of 666.600 shares of our Common Stock. On January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, RSUs for 165,800, 165,800, 165,800 and 165,800 shares, respectively were exchanged (together with the $.01 par value per share) for Common Stock in accordance with the distribution schedule provided in the 2005 RSU Plan. The 2005 RSU Plan has terminated in accordance with its terms.

2014 Restricted Stock Unit Award Plan

The Company’s 2014 Restricted Stock Unit Award Plan (the “2014 RSU Plan”) was approved by the Company’s Board of Directors on February 27, 2014 and by stockholders on May 1, 2014. Under the 2014 RSU Plan, a Restricted Stock Unit (“RSU”) represents the right to receive (upon payment of $0.01 par value per share) a share of the Company’s Common Stock (or under certain circumstances, cash in lieu thereof (“Cash Settled RSUs”)) at a designated time or upon designated events.

The maximum aggregate number of shares which may be subject to RSUs granted under the 2014 RSU Plan is 400,000 shares of authorized, but unissued, or reacquired Common Stock. Payment of Cash Settled RSUs will reduce such limit. As of March 1, 2016, 158,751 Restricted Stock Units have been granted to non-employee directors under the 2014 RSU Plan. If an RSU should expire or become forfeited for any reason without the underlying shares of Common Stock or cash subject to such RSU having been distributed, the underlying shares shall, unless the 2014 RSU Plan shall have been terminated, become available for further grant under the 2014 RSU Plan. Unless terminated earlier by the Board of Directors, the RSUs may be distributed under the 2014 RSU Plan until April 30, 2024. The 2014 RSU Plan allows for amendment by the Board of Directors, provide shareholder approval for the amendment is not required under NASDAQ rules or applicable law.

The 2014 RSU Plan is intended to assist the Company in securing and retaining key employees, consultants and directors by allowing them to participate in the ownership and growth of the Company through the RSUs. The granting of RSUs serves as partial consideration for and gives key employees, directors and consultants an additional inducement to, remain in the service of the Company and will provide them with an increased incentive to work for the Company’s success. Cash Settled RSUs give non-employee directors the ability to pay tax on their other RSUs distributed simultaneously therewith.

The 2014 RSU Plan is administered by the Company’s Board of Directors, or, except with respect to matters involving non-employee Directors (“Non-Employee Directors”), the Compensation Committee, provided it is comprised of not less than two members of the Board, each of whom must be Non-Employee Directors as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act (the “Committee”).

The Board/Committee has the authority, subject to the provisions of the 2014 RSU Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the 2014 RSU Plan and make all determinations relating to the 2014 RSU Plan as it may deem necessary or advisable. The Board/Committee also has the authority, subject to the provisions of the 2014 RSU Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. In the administration of the 2014 RSU Plan with respect to Non-Employee Directors, the Board has all of the authority and discretion otherwise granted to the Committee with respect to the administration of the 2014 RSU Plan.

All decisions, determinations and interpretations of the Board/Committee are binding and conclusive on participants in the 2014 RSU Plan and on their legal representatives and beneficiaries.

RSUs may be granted to any of the Company’s Non-Employee Directors, any of the Company’s employees or consultants, or any employees or consultants of any of the Company’s subsidiary corporations, including officers (collectively, “Eligible Participants”). As of March 1, 2016 all of the Company’s 15 full-time employees and four Non-Employee Directors of the Company will be eligible participants (“Participants”) in the 2014 RSU Plan. Any Eligible Participant who has been granted an RSU may be granted additional RSUs.

The RSU Plan does not confer any rights upon any Participant with respect to continuation of employment or service as an employee, consultant or a Non-Employee Director.

Each RSU granted under the 2014 RSU Plan is evidenced by a written award agreement (“RSU Award Agreement”), which contains the terms and conditions of the specific RSU granted.

RSUs generally vest as set forth in the RSU Award Agreement.

In addition, unless expressly provided otherwise in the RSU Award Agreement or an employment or consulting agreement, each RSU immediately vests and is nonforfeitable to the Participant upon the occurrence of any of the following events:

(1) a Participant’s service as an employee of the Company is terminated by the Company without Cause (as defined) or due to the Participant’s death or disability (as defined), or in the case of a Non-Employee Director, upon the Participant’s death or Disability or if the Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or

(2) a Change in Control (as defined in the RSU Plan)

Accelerated vesting does not directly translate into accelerated distribution of shares, subject to an RSU Award. For instance if the Company terminates an employee’s employment without cause, such employee’s RSUs will immediately vest (unless otherwise provided in the RSU Award Agreement) but, absent a Change in Control, he will not commence to receive the shares underlying his RSU award until the scheduled distribution date.

RSU awards are generally distributed on the first business day of the year after they vest. Hence, if an award vests quarterly during 2016, it will be distributed on the first business day of 2017. Non-Employee Directors may irrevocably elect to defer distributions to a specified date or dates and to take payment in cash instead of stock for up to 40% of the RSUs in an award (rendering such RSUs as Cash Settled RSUs). The cash payment election may be made at anytime before distribution, but any such cash payment is subject to any limits on redemption under any loan or other financing agreement. The deferral election must be made by the December 31 of the year before the grant, except that in the case of a grant in 2014, the deferral election may be made within 30 days of the date of the Non-Employee Director’s eligibility to participate in the 2014 RSU Plan. If the deferral election is made in the first year of eligibility of a Non-Employee Director under the Plan, then it shall only apply to RSUs granted for service earned from the first day of the calendar quarter commencing after such election until the end of such calendar year. A Non-Employee Director could specify multiple deferral dates with a percentage of RSUs to be paid on each such date. Unlike the case with Non-Employee Directors, under the 2014 RSU Plan, neither employees nor consultants have the option of deferring distributions. However, the Company has the option of establishing a RSU award that defers distributions to an employee or a consultant, including in installments (e.g., 25% of RSUs to be paid in 2017, 2018, 2019 and 2020). If a Change of Control occurs, all vested shares of Common Stock underlying an RSU (after payment of $0.01 per share par value) will be distributed by the Company to the holder of the RSU at or about the time of the Change in Control. No dividends accrue on shares of Common Stock underlying RSUs prior to distribution. Participants need not be employees, consultants or directors of the Company on a distribution date. A Change in Control for distribution purposes is generally the same as a Change in Control for vesting purposes, except that in order to have a Change in Control for distribution purposes, a change in control qualifying under Section 409A of the Code must occur.

RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the Participant other than by will or by the laws of descent or distribution and to (i) the spouse, children or grandchildren of the awardee (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married Participant may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Unless other provided in an RSU Award Agreement, Participants have no dividend rights and no voting rights with respect to the shares underlying RSUs until the RSUs settle in shares of Common Stock.

The Board may terminate and, without shareholder approval, unless the same is required by the rules of the exchange where the Company’s stock trades, or applicable law, amend the 2014 RSU Plan.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction with respect to the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities or property) that thereafter may be made the subject of RSUs, (b) the number, amount and type of shares of Common Stock (or other securities or property) payable with respect to RSUs, and (c) and the number and type of RSUs (both credited and vested) under the 2014 RSU Plan.

As of December 31, 2015 we had granted RSUs under the 2014 RSU Plan providing for our issuance of up to an aggregate of 70,647 shares of our Common Stock. At March 1, 2016, 90,554 RSU awards were outstanding under our 2014 RSU Plan. To date we have only issued RSUs to our Non-Employee Directors under the 2014 RSU Plan.

Outstanding Equity Awards at 2015 Year-End

The following table presents information regarding outstanding stock and stock option awards at December 31, 2015 for each of the 2015 named executive officers.

Outstanding Equity Awards at 2015 Year-End

	Stock Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Robert B. Jones	6,000	—	$43.20	04/06/2018
	32,000	—	$49.35	05/23/2018
	32,000	—	$31.45	04/23/2019
	50,000	—	$15.10	12/15/2020
	16,000	—	$18.60	12/14/2021
	18,000	—	$13.05	12/13/2022
	27,500	—	$7.75	12/11/2023
	27,300	23,100	$2.60	12/10/2024
	2,917	67,083	$2.01	12/09/2025
Peter A. Clemens	20,000	—	$49.35	05/23/2018
	24,000	—	$31.45	04/23/2019
	8,000	—	$15.10	12/15/2020
	7,000	—	$18.60	12/14/2021
	10,000	—	$13.05	12/13/2022
	15,000	—	$7.75	12/11/2023
	19,500	16,500	$2.60	12/10/2024
	2,083	47,917	$2.01	12/09/2025
Albert W. Brzeczko	19,200	—	$28.50	02/08/2019
	6,400	—	$15.10	12/15/2020
	7,000	—	$18.60	12/14/2021
	14,000	—	$13.05	12/13/2022
	15,000	—	$7.75	12/11/2023
	15,600	13,200	$2.60	12/10/2024
	2,083	47,917	$2.01	12/09/2025
Robert A. Seiser	16,000	—	$49.35	05/23/2018
	19,200	—	$31.45	04/23/2019
	6,400	—	$15.10	12/15/2020
	7,000	—	$18.60	12/14/2021
	8,000	—	$13.05	12/13/2022
	7,500	—	$7.75	12/11/2023
	5,850	4,950	$2.60	12/10/2024
	833	19,167	$2.01	12/09/2025
J. Bradley Rivet	12,000	—	$18.35	10/02/2021
	7,000	—	$18.60	12/14/2021
	8,000	—	$13.05	12/13/2022
	10,000	—	$7.75	12/11/2023
	8,775	7,425	$2.60	12/10/2024
	833	19,167	$2.01	12/10/2024

	Stock Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
James F. Emigh	16,000	—	$49.35	05/23/2018
	14,400	—	$31.45	04/23/2019
	4,800	—	$15.10	12/15/2020
	7,000	—	$18.60	12/14/2021
	8,000	—	$13.05	12/13/2022
	7,500	—	$7.75	12/11/2023
	5,850	4,950	$2.60	12/10/2024
	833	19,167	$2.01	12/09/2025

(1)	In any row for which there are unexercisable options, 1/24th of total option issuance in such row becomes exercisable on the last day of each month.

Grants of Plan Based Awards in 2015

The following table presents information regarding the grant of awards made to our 2015 named executive officers in the last completed fiscal year under our 2008 Stock Option Plan. No awards were granted to our named executive officers under our 2005 RSU Plan or our 2014 RSU Plan in 2015.

Grants of Plan-Based Awards

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards(1)			Option awards under the 2008 Stock Option Plan-Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(2)
		Threshold ($)	Target ($)	Maximum ($)
Robert B. Jones	12/10/2015	0	392,000	392,000	70,000	$2.01	$75,068
Peter A. Clemens	12/10/2015	0	199,500	199,500	50,000	$2.01	$53,620
Albert W. Brzeczko	12/10/2015	0	101,500	101,500	50,000	$2.01	$53,620
Robert A. Seiser	12/10/2015	0	61,250	61,250	20,000	$2.01	$21,448
J. Bradley Rivet	12/10/2015	0	61,250	61,250	20,000	$2.01	$21,448
James F. Emigh	12/10/2015	0	61,250	61,250	20,000	$2.01	$21,448

(1)	The Company paid bonuses of $215,600, $109,700, $68,500, $35,200, $30,600 and $21,600 to Messrs. Jones, Clemens, Brzeczko, Seiser, Rivet and Emigh, respectively, in 2015.
(2)	See Note 2 to Summary Compensation Table for methodology used in computing grant date fair value. See also Note 11 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Option Exercises in 2015

There were no option exercises by named executive officers in 2015.

Securities Authorized For Issuance under Equity Compensation Plans

The following table includes information as of December 31, 2015 relating to our 1998 Stock Option Plan, and our 2008 Stock Option Plan and our 2005 and 2014 Restricted Stock Unit Award Plans, which comprise all of our equity compensation plans. The table provides the number of securities to be issued upon the exercise of outstanding options and distributions under outstanding Restricted Stock Unit Awards under such plans, the weighted-average exercise price of outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number Of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a (Column c)
Stock Option Equity Compensation Plans Approved by Security Holders	1,198,315	$15.66	15,478
Stock Option Equity Compensation Plans Not Approved by Security Holders	—	—	—
Restricted Stock Unit Equity Compensation Plans Approved by Security Holders	44,912	$0.01	329,352
Restricted Stock Unit Equity Compensation Plans Not Approved by Security Holders	—	—	—
TOTAL	1,243,227	$15.09	344,830

Potential Payments Upon Termination or Change in Control

Messrs. Brzeczko, Seiser, Rivet and Emigh

Options.  If a change of control occurs (which constitutes a change of control under the stock option agreements) there is accelerated vesting of options for Messrs. Brzeczko, Seiser, Rivet or Emigh with respect to the options awarded in 2015 but not with respect to stock option awards granted in earlier periods. Had a change of control occurred on December 31, 2015 they would have vested in an additional 47,917, 19,167, 19,167 and 19,167 options, respectively realizing benefits of $82,608, $33,043, $33,043, and $33,043, respectively. Had Messrs. Brzeczko, Seiser, Rivet or Emigh died on December 31, 2015 they would have vested in an additional 3,283, 1,283, 1,508 and 1,283 options, respectively, representing one month of additional vesting in unvested options and realizing benefits of $6,363, $2,476, $2,995, and $2,476, respectively.

In addition upon death, the estates of Messrs. Brzeczko, Rivet, Seiser and Emigh would receive $50,000 in life insurance proceeds.

The dollar benefits described above are the compensation cost for such awards that would have been recognized in 2015 in our financial statements in accordance with FASB ASC TOPIC 718, had such accelerated vesting/distribution occurred.

Messrs. Jones and Clemens

Based upon a hypothetical triggering date of December 31, 2015, the quantifiable benefits for Messrs. Robert Jones and Peter Clemens upon a termination/change of control would have been as set forth the table below.

Triggering Event	Executive	Severance		Bonus		Value of Options Vesting		Medical, Dental, Health, Disability and Life Insurance Benefits		Total(7)
Termination by Company without Cause or by Employee for Good Reason or by Executive after a Change of Control	Robert B. Jones	392,000	(1)(8)	—	(3)	169,012	(4)	26,270	(6)	$587,282
	Peter A. Clemens	580,000	(2)(9)	—	(3)	120,722	(4)	52,540	(10)	$753,262
Termination for Death	Robert B. Jones	—		—		9,878	(5)	50,000		$59,878
	Peter A. Clemens	142,500	(11)	—	(12)	7,056	(5)	50,000		$199,556
Termination for Disability	Robert B. Jones	—		—		—		—		$—
	Peter A. Clemens	—		—		—		—		$—
Termination with Cause	Robert B. Jones	—		—		—		—		—
	Peter A. Clemens	—		—		—		—		—
Change of Control Without Termination	Robert B. Jones	—		—		169,012	(4)	—		$169,012
	Peter A. Clemens	—		—		82,608	(13)	—		82,608

The terms “Change of Control”, “Cause”, and “Good Reason” have the meanings in the listed executive’s employment agreements.

(1)	See “Employment Agreements” above under the description of Mr. Jones’ employment agreement for the payment schedule.
(2)	See “Employment Agreements” above under the description of Mr. Clemens’ employment agreement for the payment schedule.
(3)	Bonuses were paid on or about December 10, 2015 and executives would not have been entitled to any additional bonuses upon termination at December 31, 2015.
(4)	The dollar amount reported is the compensation cost for such awards that would have been recognized in 2015 in our financial statements in accordance with FASB ASC TOPIC 718 had all unvested stock options (90,183 and 64,417 in the case of Mr. Jones and Mr. Clemens, respectively) at December 31, 2015 vested at such date. See “Employment Agreements” for a description of the exercise periods following termination.
(5)	The dollar amount reported is the compensation cost for such awards that were recognized in 2015 in our financial statements in accordance with FASB ASC TOPIC 718, for the vesting of options with respect to 5,017 shares that would vest within one month of December 31, 2015 if Mr. Jones died on such date and 3,583 shares that would vest within one month of December 31, 2015 if Mr. Clemens died on such date.
(6)	Represents the value of medical, dental, disability and life insurance for the twelve months following termination. This amount is estimated.
(7)	Excludes accrued vacation.
(8)	Represents one year of salary, at the rate in effect on December 31, 2015.
(9)	Represents two years of base salary, at the rate in effect on December 31, 2015.
(10)	Represents the estimated value of medical, dental, disability and life insurance for the twenty-four months following termination.
(11)	Represents six months of base salary.
(12)	Mr. Clemens would have been entitled to 12 months of bonus had he died December 31, 2015 but he already received his bonus in mid-December.

(13)	The dollar amount reported is the compensation cost for such awards that were recognized in 2015 in our financial statements in accordance with FASB ASC TOPIC 718, for the vesting of options with respect to 47,917 shares from Mr. Clemens’ 2015 option grant.

Director Compensation

The following table sets forth a summary of the compensation paid by us to our Directors (other than Robert Jones, whose compensation, is reflected in the Summary Compensation Table) for services rendered in all capacities to us during the fiscal year ended December 31, 2015:

2015 DIRECTOR COMPENSATION

Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
William G. Skelly	48,500		25,773	—	74,273
Bruce F. Wesson	43,500		25,773	—	69,273
Immanuel Thangaraj(4)	30,000	(3)	25,773	—	55,773
George K. Ross	53,500		25,773	—	79,273

(1)	Represents the grant date fair value of RSUs with respect to the 10,309 RSUs (the number of RSUs granted was 50,000 divided by a $4.85 floor) granted to Messrs. Skelly, Wesson, Thangaraj and Ross under the 2014 RSU Plan based on a closing price of $2.50 on January 2, 2015. In January 2015, Mr. Skelly exchanged 5,882 RSUS and $0.01 par value per share issued under the 2014 RSU plan, for 5,882 shares of Common Stock and 1,470 RSUs for $661 in cash. In January 2015, Mr. Thangaraj exchanged 4,411 RSUS and $0.01 par value per share issued under the 2014 RSU plan, for 4,411 shares of Common Stock and 2,941 RSUs for $1,323 in cash. In January 2015, Mr. Wesson exchanged 7,352 RSUs and $0.01 par value per share issued under the 2014 RSU plan, for 7,352 shares of Common Stock. In January 2015, Mr. Ross exchanged 2,206 RSUS and $0.01 par value per share issued under the 2014 RSU plan, for 2,206 shares of Common Stock and 1,470 RSUs for $661 in cash. Each director realized $10,153 on March 31, 2015, $12,730 on June 30, 2015, $6,030 on September 30, 2015 and $6,417 on December 31, 2015 as a result of the vesting of 2,577 RSUs on each of such dates (based on closing prices of our common stock of $3.95 on March 31, 2015, $4.95 on June 30, 2015, $2.35 on September 30, 2015, $2.50 on December 31, 2015). As of December 31, 2015, Messrs. Skelly, Wesson, Thangaraj each held 10,309 fully vested RSUs and Mr. Ross held 13,984 fully vested RSUs.
(2)	Messrs. Skelly, Wesson, Thangaraj and Ross, held vested options with respect to, 18,000, 18,000, 18,000 and 18,000 underlying shares, respectively, as of December 31, 2015.
(3)	Committee and board meeting attendance fees waived.
(4)	Directors fees paid to Mr. Thangaraj is remitted to Essex Woodlands.

Our Director compensation program is as follows:

•	the annual retainer for each non-employee director is $30,000;
•	there are no separate Board meeting fees;
•	an additional retainer for the Chairman of the Board (unfilled at present) is $20,000;
•	Audit Committee members receive a retainer of $7,500 per year (with no separate per meeting fee);
•	Audit Committee Chairperson receives an additional annual retainer of $10,000 (in addition to the $7,500 retainer as an Audit Committee member);
•	Compensation Committee members receive an annual retainer of $5,000 with no separate per meeting fee;
•	Compensation Committee Chairperson receives a $5,000 annual retainer (in addition to the $5,000 retainer for Compensation Committee members);
•	Deal Committee Members receive a $250 per meeting fee; and
•	Strategic Transaction Committee Members receive a $250 per meeting fee.

The annual retainer fees are payable in four equal installments at the end of each calendar quarter during the year.

In addition, for 2014 and beyond Directors receive annual equity awards valued at $50,000 in the form of stock options or RSUs. For RSUs this is determined by dividing $50,000 by the (i) greater of the stock price and any (ii) minimum imposed by the Board. For the 2014 and 2016 awards there was no minimum. For the 2015 award the minimum was set at $4.85, and as a result Directors received less than $50,000 of value. Directors who are also our employees receive no additional or special remuneration for their services as Directors. We also reimburse Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

During 2015 there were no Compensation Committee interlocks or insider participation in compensation decisions.

Compensation Committee Report

The following report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C [17 CFR 240.14a-1 et seq. or 240.14c-1 et seq.], other than as specified, or to the liabilities of Section 18 of the Exchange Act [15 U.S.C. 78r].

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with Company management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

William Skelly, Bruce Wesson and Immanuel Thangaraj.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

On or about October 1, 2012, GCE Holdings LLC (“GCE”) our then approximately 72.5% stockholder distributed (the “GCE Distribution”) all of its securities in the Company to its members, including Galen and certain of its affiliates, Care Capital and certain of its affiliates and Essex. As a result, as of the date of the GCE Distribution, Galen, Care Capital and Essex and their affiliated entities beneficially owned 29.8%, 23.1% and 22.6%, respectively, of our common stock. GCE was the assignee of all shares of the Company’s preferred stock (prior to conversion of such preferred stock into common stock) formerly held by each of Galen, Care Capital and certain of their affiliates and Essex. Messrs. Azad, Markham and Thangaraj, each a Director at the time of the GCE Distribution, exercised investment control over the membership interests in GCE held by Galen, Care Capital and Essex, respectively, and correspondingly exercised investment control over our common stock held by GCE prior to the GCE Distribution.

As a condition to the completion of our 2004 debenture offering, we and the investors in our 2004 debentures and the holders of our outstanding 5% convertible senior secured debentures due March 31, 2006 issued by us during the period from 1998 through 2003 executed a certain Voting Agreement dated as of February 6, 2004 (the “Voting Agreement”). After giving effect to amendments to the Voting Agreement in November 2005, January 2008 and October 1, 2012, the Voting Agreement provides that our Board of Directors will be comprised of not more than seven (7) members and that each of Galen, Care Capital and Essex had the right to designate one director as a member of our Board of Directors, as long as such shareholder held 600,000 shares of our Common Stock (including warrants to purchase shares), provided that in the event the majority of the Board of Directors were not independent under Nasdaq Marketplace Rules then, the Board would be expanded so that additional independent directors would be added. At the time of the October 1, 2012 amendment, Messrs. Azad, Markham and Thangaraj, the former GCE designees, became the designees of Galen, Care Capital and Essex, respectively. Mr. Azad resigned effective December 31, 2012 and has not been replaced by Galen. Mr. Markham resigned effective March 11, 2013 and has not been replaced by Care Capital. In addition, each of Galen, Care Capital and Essex has the right to designate a member to any committee of our Board of Directors, provided that in the case of the Audit and Compensation committees they are independent under applicable NASDAQ rules.

Our Board’s unwritten policy with respect to related party transactions is that it requires that all related party transactions, including, without limitation, each of the transactions described under the caption “Certain Relationships and Related Transactions,” be subject to review and approval by a committee of independent directors established by the Board. The Board’s practice is to evaluate whether a related party (including a director, officer, employee, Galen, Care Capital, Essex or other significant shareholder) will have a direct or indirect interest in a transaction in which we may be a party. Where the Board determines that such proposed transaction involves a related party, the Board formally establishes a committee comprised solely of independent directors to review and evaluate such proposed transaction (the “Independent Committee”). The Independent Committee is authorized to review any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to us and our shareholders (other than the interested related party to such transaction), including meeting with management, retaining third-party experts (including counsel and financial advisors if determined necessary and appropriate by the Independent Committee) and evaluating alternative transactions, if any. The Independent Committee is also empowered to negotiate the terms of such proposed related party transaction on our behalf. The proposed related party transaction may proceed only following the approval and recommendation of the Independent Committee. Following the Independent Committee’s approval, the related party transaction is subject to final review and approval of the Board as a whole, with any interested director abstaining from such action.

Each of the transactions described above under the caption “Certain Relationships and Related Transactions” were subject to the review, evaluation, negotiation and approval of an Independent Committee of the Board.

Director Independence

In assessing the independence of our Board members, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Capital Market, including NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that during 2015, each of Messrs. Bruce F. Wesson, Immanuel Thangaraj, William Skelly and George Ross met the standards for independence provided in the listing requirements of the NASDAQ Capital Market and SEC regulations.

Our Board has determined that during 2015 with respect to our Compensation Committee that Messrs. Skelly, Wesson, and Thangaraj meet the standards for independence described above and that Messrs. Skelly, Wesson and Thangaraj meet the additional independence standards of NASDAQ Rule 5605 relating to Compensation Committees.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast. The five candidates receiving the highest number of votes will be elected as directors.

The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

PROPOSAL 2

ADOPTION OF THE COMPANY’S 2016 STOCK OPTION PLAN

On February 25, 2016, the Board of Directors adopted our 2016 Stock Option Plan (the “2016 Plan”), subject to shareholder approval. A copy of the 2016 Plan is set forth in Appendix A to this Proxy Statement. The 2016 Plan is not in effect and will only be effective as of the date of approval by shareholders. The 2016 Plan allows for the grant of up to 600,000 stock options to our employees, officers, Directors and consultants. Approximately 19 employees, officers and directors were eligible to participate in the 2016 Plan, as of the date of this Proxy Statement.

The 2016 Plan is intended to assist us in securing and retaining key employees and Directors by allowing them to participate in our ownership and growth through the grant of incentive stock options (“ISOs”), as defined in Section 422 of the Code, or non-qualified stock options to which Section 422 of the Code does not apply (collectively, the “Options”). The granting of Options serves as partial consideration for and gives key employees, Directors and consultants an additional inducement to, remain in our service and will provide them with an increased incentive to work for our success.

Our only active Stock Option Plan is our 2008 Stock Option Plan. As of March 1, 2016 only 15,478 shares remain eligible for the grant of stock options under the 2008 Stock Option Plan. Our only other active equity plan is our 2014 RSU Plan. There remain 241,248 RSUs available for issuance under such plan. As of March 1, 2016, the only grants made under the 2016 RSU Plan were to Non-Employee Directors under our Director compensation program pursuant to which, among other things, we make annual awards to each Non-Employee Director valued at $50,000.

We recognize the dilutive impact of our equity plans on our stockholders and continuously strive to balance this concern with the competition for talent. In its determination to adopt the 2016 Plan our Compensation Committee reviewed the burn rate, outstanding awards and awards available for grant. If Proposal 2 is approved by our stockholders, our equity overhang will increase by 4.0% (based on the outstanding equity awards, shares available for grant under our active employee equity incentive plans, and the total weighted-average number of shares outstanding (“WSO”) for the period ended December 31, 2015).

Potential dilution to stockholders is measured by the two metrics: gross burn rate and equity overhang.

Gross Burn Rate

Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the applicable fiscal year by the WSO. The gross burn rate measure indicates the rate at which Acura is creating potential future stockholder dilution. The following table shows our gross burn rate during our last three fiscal years.

Fiscal Year Ended	Total Options Granted	Restricted Stock Units Granted	Weighted Average Shares Outstanding for Year (in Thousands)	Acura Gross Burn Rate
Fiscal Year Ended December 31, 2015	315,000	41,236	10,796	3.2%
Fiscal Year Ended December 31, 2014	180,000	29,411	9,779	2.1%
Fiscal Year Ended December 31, 2013	109,500	—	9,553	1.1%

Our gross burn rate was calculated by treating each RSU and option equally. In calculating burn rate, Institutional Shareholder Services (“ISS”), multiplies full value awards, such as RSUs, by a factor depending on a stock’s volatility. For a volatility of over approximately 55%, such as is the case for Acura, the factor is 1.5. Had we weighted RSUs at 1.5 times the value of options, our burn rate for the years ending December 31, 2015, 2014 and 2013 would have been 3.4%, 2.3% and 1.1%, respectively. ISS burn rate benchmarks for a non-Russell 3000 Company in the pharmaceutical and biotechnology sector, such as the Company is the greater of (i) two percent of the WSO and (ii) 8.46% (with a mean of 4.67% and a standard deviation of 3.8%). In addition the ISS benchmark indicates that the burn rate should not increase by more than 2% per year.

Equity Overhang

The Board and executive officers have worked to maintain a reasonable equity overhang amount, which is a measure of future dilutive impact. We define overhang as (a) outstanding employee equity awards, plus shares available for grant under our active employee equity plans divided by (b) the sum of outstanding employee equity awards, plus shares available for grant under our active employee equity plans, plus the Company’s WSO during the period. The following table shows information regarding our overhang during our last three fiscal years.

Fiscal Year Ended	Total Options Issued and Outstanding (in thousands)	Total Restricted Stock Units Issued and Not Exchanged (in thousands)	Shares Available for Grant (in thousands)	Acura Overhang
Fiscal Year Ended December 31, 2015	1,198	45	345	12.8%
Fiscal Year Ended December 31, 2014	911	29	676	14.2%
Fiscal Year Ended December 31, 2013	748	166	518	13.0%

If Proposal Two is approved by our stockholders, our equity overhang (based on the outstanding equity awards, shares available for grant under our active employee equity plans (including those in the 2016 Plan), and WSO for the period ended December 31, 2015) will increase by 4.0% (from 12.8% to 16.8%). Of the shares underlying options issued and outstanding at December 31, 2015, 611 thousand are at an exercise price greater than or equal to $11.60 per share and as they are considerably out of the money are less likely to be exercised in the future. Removing these options from the calculation as of December 31, 2015 would result in an overhang of 8.3% prior to giving effect to Proposal Two and an overhang of 12.7% after giving effect to shareholder approval of Proposal 2.

Determination of Shares Issuable Under the 2016 Plan

Over the past three years, the aggregate number of options granted to employees was 604,500, or an average of 201,500 per year. We determined to set the number of shares available under the 2016 Plan to 600,000, so that it is sufficient to (i) grant approximately 200,000 shares underlying options to our employees, directors and consultants for the next 3 years. We may grant more or less option awards than our three year average, but the Board determined to use our historical option grant average in setting the availability under the 2016 Plan. In addition we may reward employees with RSUs, as well, in addition to or in lieu of options. We have not determined the employee’s equity awards for the fiscal year ended December 31, 2016.

One factor in determining the number of options to be issued is the value of the options. The lower our stock price (assuming similar volatility and interest free risk rates) the more options we need to issue to employees to give the same value as options delivered at a higher stock price, as measured in our financial statements. We note that the value of the options issued to employees as measured in our financial statements declined from $786,538 to $415,800 from 2013 to 2014, even though we issued more options in 2014 than in 2013. The value of the options issued to employees would have decreased from 2014 to 2015 had we issued the same number of options in 2015 as in 2014. As our stock price increases, all other things (risk rate free interest and volatility) being the same, we can grant more value to employees with fewer options. If our stock price remains depressed we may annually issue more than the three year average of options in future years.

In issuing stock options, the Board will consider an employee’s aggregate compensation. In a year in which we offer small salary increases and smaller than targeted bonuses, the Board is more likely to award a greater value of stock options as a form of compensation. The Board feels that, with respect to employees, options align the employee’s interests with the Company; however the Board may also award RSUs to employees.

With respect to our directors our compensation plan provides for the grant of $50,000 of equity value per year. As a result, the form of equity to be paid to directors could be in RSUs or options and may be subject to a floor (as was done in 2015) if the stock price depressed.

In determining the number of shares to be covered by the 2016 Plan, the Board believes the potential dilution to stockholders is reasonable, especially given that the substantial majority of our outstanding stock option awards to our employees are significantly out of the money and will likely never be exercised. The Board also considered that the Company’s current burn rate is below ISS benchmarks.

Although the Compensation Committee retained the Hay Group, an independent compensation consulting firm in 2015 to advise it on compensation matters, the Hay Group did not assist in designing the 2016 Plan and did not advise on the number of shares to be issuable in such plan.

The following discussion of the principal features and effects of the 2016 Plan is qualified in its entirety by reference to the text of the 2016 Plan, set forth in Appendix A attached hereto.

Administration

The 2016 Plan is administered by the Board of Directors. The Board of Directors selects the employees, directors and consultants to be granted Options under the 2016 Plan and, subject to the provisions of the 2016 Plan, determines the terms and conditions and number of shares subject to each Option.

Shares Subject to the 2016 Plan

The 2016 Plan authorizes the granting of either ISOs or non-qualified stock options to purchase in the aggregate up to 600,000 shares of the Company’s Common Stock. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of our Common Stock. Shares of our Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the 2016 Plan will be restored to the number of shares available for issuance under the 2016 Plan.

Eligibility

Any of our employees or employees of our subsidiary shall be eligible to receive ISOs and non-qualified stock options under the 2016 Plan. Non-qualified stock options may be granted to employees as well as non-employee directors and consultants under the 2016 Plan as determined by the Board. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (i) specify whether the Option is an ISO or a non-qualified stock option and (ii) incorporate such other terms and conditions as the Board of Directors acting in its absolute discretion deems consistent with the terms of the 2016 Plan, including, without limitation, a restriction on the number of shares of Common Stock subject to the Option which first become exercisable during any calendar year.

To the extent that the aggregate fair market value of the Common Stock of the Company underlying a grant of ISOs (determined as of the date such an ISO is granted), which first become exercisable in any calendar year, exceeds $100,000, such Options shall be treated as non-qualified stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

Not more than 60,000 shares may be subject to an Option award made to an individual in any calendar year. Our Chief Executive Officer is likely to receive between 20% and 30% of our annual option grants, our Chief Financial Officer is likely to receive between 10% and 20% of our annual option grants and the VP, Technical Affairs of our subsidiary company, Acura Pharmaceutical Technologies, Inc., is likely to receive between 10% and 20% of our annual option grants.

Exercise Price of Options

Upon the grant of an Option to an employee, director or consultant the Board will fix the number of shares of Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option exercise price for ISOs shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option exercise price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all of our classes of stock or any parent or subsidiary. Under the terms of the 2016 Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which

ISOs are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. The Option exercise price for non-qualified stock options granted under the 2016 Plan may be less than the fair market value of our Common Stock (“Discounted Options”). “Fair market value” is the closing price of the common stock as reported in the financial press (or if no such quote is available, as determined by the Board of Directors).

Terms

All Options available to be granted under the 2016 Plan must be granted with ten years after shareholder approval. The Board will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date of grant. No ISO granted to an employee who owns more than 10% of the combined voting power of all of our outstanding classes of stock may be exercised after five years from the date of grant. Historically, our grants to employees generally vest  1/24th each month, although under the 2016 Plan any vesting schedule is permissible. Our grants to director generally vest ¼ each calendar quarter. Our option agreements in 2015 and the future are likely to include vesting upon a Change of Control (as defined in the 2016 Plan). In addition, the 2016 Plan provides that Options may be accelerated by the Board of Directors in their discretion, including, upon a Change of Control, a proposed dissolution or liquidation of the Company, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company.

The Options granted pursuant to the 2016 Plan shall not be transferable except by will or the laws of descent and distribution; provided that with respect to non-ISOs, the Board in its sole discretion, may permit limited transferability, from time to time, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

Exercise of Options

Options granted to employees, directors or consultants under the 2016 Plan may be exercised during the optionee’s lifetime only by the optionee during his employment or service with us or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee’s estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee’s death. If such Option shall by its terms expire sooner, such Option shall not be extended as a result of the optionee’s death.

The consideration to be paid to us upon exercise of an Option may consist of any combination of cash, checks, promissory notes (subject to the provisions of the Sarbanes-Oxley Act of 2002, prohibiting loans to executive officers and directors), shares of Common Stock, and/or any other forms of consideration permitted under New York law and approved by the Board of Directors. At the election of the participant, to be able to exercise options on a net exercise basis by allowing shares subject to the option to be withheld by the Company in satisfaction of the option exercise price and the participant’s withholding tax payment obligations relating to the option exercise. By allowing net exercise, we will, at the election of the participant, not require a cash payment of the exercise price of the Option from the participant or collect payment of withholding tax on the exercise. Instead, at the election of the participant, we will reduce the number of shares of common stock issued upon the option exercise by the largest number of whole shares that has a fair market value equal to the aggregate exercise price and withholding tax due as a result of such exercise. The right of net exercise is subject to limitations contained in our current and future credit agreements that limit redemptions of stock. With the exception of the consideration received by us upon the exercise of Options granted under the 2016 Plan, no consideration is received by us for the granting or extension of any Options. Shares withheld by the Company for net option exercise will not be added back to the option pool under the 2016 Plan and will be not be available for future grants.

As a result of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), Discounted Options, and other Options that the Board determines will be subject to Section 409A (subject to certain exceptions, Options with an Option exercise price equal to fair market value on the date of grant are generally not subject to Section 409A) will be subject to special exercisability rules. Generally, they may become exercisable only upon one or more of the following events:

(i) the optionee’s separation from service (or six months thereafter for certain specified employees),

(ii) the date the optionee becomes disabled (as defined in Treasury regulations),

(iii) the optionee’s death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the Option grant agreement at the date of the grant of the Option,

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi) the occurrence of an unforeseeable emergency (as defined in the Treasury Regulations) with respect to the optionee.

Exercisability is distinct from vesting, as Options may be fully vested, although not yet exercisable.

Federal Income Tax Consequences Relating to Incentive Stock Options

Certain Options granted under the 2016 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Set forth below is a discussion of all relevant Federal income tax consequences to participants and us of incentive stock options granted under the 2016 Plan.

An employee to whom an incentive stock option is granted pursuant to the 2016 Plan will not recognize any compensation income at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option exercise price will be included as a positive adjustment in the calculation of the optionee’s alternative minimum taxable income in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 28% (26% of alternative minimum tax income below certain amounts) of the individual’s alternative minimum tax income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. If the optionee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year maximum tax liability in the first future year he has regular tax liability.

In general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the incentive stock option will have any tax consequences to us. However, we will generally be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by an optionee, including as a result of a disqualifying disposition of the Common Stock acquired under the incentive stock option (discussed in the following paragraph), at the same time that the optionee recognizes ordinary income compensation.

In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the “incentive stock option holding period requirements”). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of

(a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.

Federal Income Tax Consequences Relating to Non-Qualified Stock Options

The non-qualified stock options which may be granted under the 2016 Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Set forth below is a discussion of all relevant Federal income tax consequences to participants and to us of non-qualified stock options granted under the 2016 Plan.

An individual to whom a non-qualified stock option is granted pursuant to the 2016 Plan will generally not recognize any compensation income, and we will not realize any compensation deduction, at the time the non-qualified stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and we will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

For a smaller reporting company, such as Acura, Section 162(m) of the Internal Revenue Code generally disallows a public corporation’s tax deduction for compensation to its Chief Executive Officer or any of its two other most highly compensated officers in excess of $1,000,000 within a year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The 2016 Plan has a limit of 60,000 Options that may be granted to an individual in any calendar year. Stock options granted to our Chief Executive Officer and next two highest compensated officers having an exercise price at least equal to fair market value will be deemed “performance based” as provided in Section 162(m) of the Internal Revenue Code and not subject to the $1,000,000 deductibility cap. With respect to a stock options granted to our Chief Executive Officer and next two highest compensated officers having an exercise price less than the fair market value of the Common Stock at the date of grant, the compensation expense resulting from the exercise of any such stock options will not qualify as a “performance based” compensation under the requirements of Section 162(m) of the Internal Revenue Code and will be subject to the $1,000,000 deductibility cap.

On March 1, 2016, the closing price of our Common Stock on the Nasdaq Capital Market was $2.07 per share.

Amendments and Discontinuance of the 2016 Plan

The 2016 Plan can be amended, suspended or terminated at any time by action of our Board of Directors, except that no amendment to the 2016 Plan can be made without prior shareholder approval where such amendment would result in (i) any material increase in the total number of shares of Common Stock subject to the 2016 Plan, (ii) any change in the class of eligible participants for Options under the 2016 Plan, (iii) any material increase in the benefits accruing to participants under the 2016 Plan, or (iv) shareholder approval being required for continued compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Board may amend the Plan to comply with Section 409A.

New Plan Benefits

The number of shares underlying options to be awarded to our executives and directors is not yet determinable.

Vote Required

The majority of the Votes Cast at the Meeting is required for the ratification of the 2016 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the adoption of the 2016 Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by our Audit Committee and our Board of Directors of BDO USA, LLP as our independent registered public accounting firm for the purpose of auditing and reporting upon our financial statements for the fiscal year ending December 31, 2016. Our Audit Committee and Board of Directors selected and approved the accounting firm of BDO USA, LLP as our independent registered public accounting firm to audit and report upon our financial statements for our fiscal year ending December 31, 2016. BDO USA, LLP has no direct or indirect financial interest in the Company.

Representatives of BDO USA, LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

Our registered independent public accounting firm is BDO USA, LLP. The fees billed by this firm in 2015 and 2014 were as follows:

	2015	2014
Audit Fees	$132,753	$112,050
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	132,753	112,050
Tax Fees	43,280	37,085
All Other Fees	—	—
Total for BDO USA, LLP	$176,033	$149,135

Audit Fees include professional services rendered in connection with the annual audit of our financial statements, and the review of the financial statements included in our Form 10-Qs for the related periods. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with our SEC registration statements or other documents filed with the SEC or used in connection with financing activities. We had no Audit-Related Fees which would include accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees include tax compliance, tax advice and tax planning services. These services related to the preparation of various state income tax returns, and our federal income tax return, and reviews of IRC Section 382.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”). The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by BDO USA, LLP in 2015 and 2014 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

Audit Committee Report

The members of our Audit Committee are George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is available on our website at www.acurapharm.com under the menu item “Audit Committee Charter” appearing under the “Corporate” tab. Management is responsible for our internal control and financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and our independent public accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and our independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Standard 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; Public Company Accounting Oversight. Our independent public accountants also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, and the Audit Committee discussed with the independent public accountants that firm’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to us is compatible with the auditor’s independence.

Based upon the Audit Committee’s discussions with Management and the independent public accountants and the Audit Committee’s review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

The foregoing has been approved by all current members of the Audit Committee.

George K. Ross (Chairman)
Bruce F. Wesson
William G. Skelly

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Vote Required

A majority of the Votes Cast at the Meeting is required to ratify the appointment of BDO USA, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock, as of February 1, 2016, for individuals or entities in the following categories: (i) each of the Company’s Directors and nominees for Directors; (ii) the Company’s principal executive officer, the Company’s principal financial officer and the next five highest paid executive officers of the Company whose total annual compensation for 2015 exceeded $100,000 (the “2015 named executive officers”); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. At February 1, 2016, there were 11,833,801 shares of our Common Stock outstanding.

Name of Beneficial Owner	Amount Owned		Percent of Class(1)
Galen Partners III, LP 680 Washington Boulevard, Stamford, CT 06901	2,195,735	(2)	18.6%
Care Capital II, LLC 47 Hulfish Street, Suite 310 Princeton, New Jersey 08542	665,124	(3)	5.6%
Essex Woodlands Health Ventures Fund V, L.P. 21 Waterway Avenue, Suite 225 Woodlands, TX 77380	1,956,357	(4)	16.5%
Deerfield Special Situations Fund, L.P 780 Third Avenue, 37th Floor New York, NY 10017	1,025,641	(5)	8.7%
Sabby Healthcare Master Fund, Ltd. c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands	727,867	(6)	6.2%
Robert B. Jones	239,321	(7)	2.0%
William G. Skelly	33,129	(8)	*
Bruce F. Wesson	54,642	(9)	*
Peter A. Clemens	171,515	(10)	1.4%
Immanuel Thangaraj	28,596	(11)	*
Robert A. Seiser	96,778	(12)	*
Albert W. Brzeczko	94,333	(13)	*
George K. Ross	31,280	(14)	*
J. Bradley Rivet	73,600	(15)	*
James F. Emigh	107,893	(16)	*
All Officers and Directors as a Group (10 persons)	931,087	(17)	7.4%

*	Represents less than 1% of the outstanding shares of the Company’s Common Stock.
(1)	Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of February 1, 2016 into the Company’s common stock, and (ii) no other Company security holder converts any of its convertible securities. No shares held by any Director or 2014 named executive officer has been pledged as collateral security.
(2)	Includes 2,006,538 shares held by Galen Partners III, LP, 180,936 shares held by Galen Partners International III, LP and 8,261 shares held by Galen Employee Fund III, L.P. (collectively, “Galen”). Claudius, L.L.C. serves as the sole General Partner of Galen Partners, III LP and Galen Partners International III, LP and has sole voting and investment control over the shares held by such funds and may be deemed to beneficially own the shares held by such funds. Galen Management, L.L.C. serves as the sole General Partner of Galen Employee Fund III, L.P. and has sole voting and investment control over the shares held by Galen Employee Fund III, L.P. and may be deemed to beneficially own the shares held by Galen Employee Fund III, L.P. Claudius L.L.C. and each Galen entity disclaims beneficial ownership of the shares reported herein, except to the extent of its respective pecuniary interest therein. L. John Wilkerson, David W. Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record by Galen. The information reported with respect to Galen and Claudius LLC is based on a Form 4 filed on June 18, 2015.
(3)	Consists of 622,425 shares held by Care Capital Investments II, LP and 42,699 shares held by Care Capital Offshore Investments II, L.P. Care Capital II, LLC is the general partner of Care Capital Investments II, LP and Care Capital Offshore Investments II, LP and as a result, Care Capital II, LLC has the ultimate power to vote or direct the vote and to dispose or direct the disposition of such shares. The foregoing information is derived from a Schedule 13D/A filed by Care Capital II, LLC and Care Capital Offshore Investments II, L.P. on March 9, 2015. Care Capital II, LLC is managed by three or more members (Jan Leschly, Argeris Karabelas, Richard Markham and David Ramsay) and accordingly none of the managing members is deemed to have voting or dispositive control over the securities. Care Capital II, LLC disclaims beneficial ownership of the securities, except to the extent of their pecuniary interest therein.
(4)	Mr. Thangaraj is the Board designee of Essex Woodlands Health Ventures Fund V, L.P. (“Essex”). Essex Woodlands Health Ventures V, L.L.C., a Delaware limited liability company is the general partner of Essex. James L. Currie, Martin P. Sutter and Immanuel Thangaraj, may be deemed to have shared dispositive power and voting power with respect to the securities held by the Essex. Messrs. Currie, Sutter and Thangaraj disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein.
(5)	Sabby Healthcare Master Fund, Ltd. beneficially owns 727,867 shares of our Common Stock and Sabby Management, LLC and Hal Mintz each beneficially own 727,867 shares of our Common Stock. Sabby Management, LLC and Hal Mintz do not directly own any shares of our Common Stock, but each indirectly owns 727,867 shares of our Common Stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 727,867 shares of Common Stock because it serves as the investment manager of Sabby Healthcare Master Fund, Ltd. Mr. Mintz indirectly owns 727,867 shares of Common Stock in his capacity as manager of Sabby Management, LLC. The foregoing information in this footnote is based on a Schedule 13-G filed by Sabby Healthcare Master Fund, Ltd., Sabby Management, LLC and Hal Mintz on July 9, 2015.
(6)	Deerfield Management Company, L.P., as the investment advisor of, and Deerfield Mgmt, L.P., as the general partner of, Deerfield Special Situations Fund, L.P. and James Flynn share power to dispose or direct disposition of and to vote or direct the vote of shares held by Deerfield Special Situations Fund, L.P. The foregoing information in this footnote is based on a Schedule 13-G filed by Deerfield Management Company, L.P., Deerfield Mgmt, L.P., Deerfield Special Situations Fund, L.P. and James Flynn on July 8, 2015.
(7)	Includes 226,766 shares subject to stock options exercisable within 60 days of February 1, 2016.
(8)	Includes 18,000 shares subject to stock options exercisable within 60 days of February 1, 2016. Does not include RSUs.
(9)	Includes 18,000 shares subject to stock options exercisable within 60 days of February 1, 2016. Does not include RSUs.
(10)	Includes 116,333 shares subject to stock options exercisable within 60 days of February 1, 2016.
(11)	Includes 18,000 shares subject to stock options exercisable within 60 days of February 1, 2016. Mr. Thangaraj’s holdings do not include securities held by Essex. Mr. Thangaraj disclaims beneficial ownership in securities held by Essex except to the extent of his pecuniary interest therein. Does not include RSUs.
(12)	Includes 74,633 shares subject to stock options exercisable within 60 days of February 1, 2016.
(13)	Includes 89,133 shares subject to stock options exercisable within 60 days of February 1, 2016.
(14)	Includes 18,000 shares subject to stock options exercisable within 60 days of February 1, 2016. Does not include RSUs.
(15)	Includes 73,200 shares subject to stock options exercisable within 60 days of February 1, 2016.
(16)	Includes 68,233 shares subject to stock options exercisable within 60 days of February 1, 2016.
(17)	Includes 720,298 shares which Directors and executive officers have the right to acquire within 60 days of February 1, 2016 through exercise of outstanding stock options.

GENERAL

We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling, posting and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. We do not expect to pay any compensation for the solicitation of proxies.

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well. Householding is available to both registered stockholders and beneficial owners of shares held in streetname.

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free) or by writing to Broadridge Financial Solutions, Inc., Householding Dept, 51 Mercedes Way, Edgewood, NY 11717.

If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

A copy of our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, accompanies this Proxy Statement, if being sent by paper or email copy and can be accessed on the web together with this Proxy Statement at www.proxyvote.com. Upon written request, we will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067, Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer, telephone (847) 705-7709.

All properly executed proxies delivered pursuant to this solicitation and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to voting on the ratification of our independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on such proposal. Shareholders should specify their choices on the enclosed Proxy or when voting by telephone or through the internet as provided in the Notice of Internet Availability of Proxy Materials. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, FOR the adoption of the 2016 Stock Option Plan and FOR the ratification of the appointment of BDO USA, LLP as our independent certified public accountants for the fiscal year ending December 31, 2016. See “Voting of Proxies” in this Proxy Statement, if you are a beneficial owner and not a record holder, as other rules apply with respect to your non-votes.

If you need directions on how to get to the Meeting please call Peter Clemens at 847-705-7709.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, will be available at www.proxyvote.com on or about March 16, 2016.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2017 Annual Meeting of Shareholders must be received by us on or before November 16, 2016 in order to be considered for inclusion in our proxy statement and proxy relating to such meeting.

SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2017 Annual meeting is January 30, 2017. If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote for or against the stockholder proposal when and if the proposal is raised at our 2017 Annual Meeting of Shareholders.

By Order of the Board of Directors

PETER A. CLEMENS,
Secretary

March 7, 2016

APPENDIX A
2016 STOCK OPTION PLAN
(NOT EFFECTIVE UNTIL APPROVED BY STOCKHOLDERS)

1. Purposes.  The Plan described herein, as amended and restated, shall be known as the “Acura Pharmaceuticals, Inc. 2016 Stock Option Plan” (the “Plan”). The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company or its Subsidiaries (as defined in Section 2 below) to whom Option’s may be granted under this Plan, and to promote the success of the Company’s business.

Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “Non-ISO’s,” at the discretion of the Board and as reflected in the terms of the written option agreement.

The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “409A Award Agreement” has the meaning set forth in Section 24.1.

(b) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(c) “Change of Control” shall mean means in one or a series of related transactions any of the following: (a) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company (or any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than sixty-six and  2/3 percent (66.66%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (b) a reorganization, merger, consolidation, share exchange, recapitalization, business combination or similar combination involving the Company or its capital stock (a “Business Combination”), other than a Business Combination in which more than thirty-three and  1/3 percent (33.33%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; (c) a sale or other transfer (other than license) of all or substantially all of the Company’s assets (measured by the value or earning power of the assets), including, without limitation, the sale by the Company of its rights under license agreements or similar agreements relating to its technology (including the sale of royalty payment amounts payable to the Company or its shareholders under such agreements); (d) the license or similar agreement by the Company to a third party or third parties, in one or more transactions, of all rights in and to the Company’s technology and, as a result of such transactions, all or substantially all of the Company’s activities consist of monitoring such arrangements and collecting fees and payments due thereunder; or (e) a complete liquidation or dissolution of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Committee appointed under Section 4(a) hereof.

(f) “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

(g) “Company” shall mean Acura Pharmaceuticals, Inc., a New York corporation.

(h) “Continuous Service or Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

(i) “Director” shall mean any person serving on the Board of Directors.

(j) “Employee” shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in such other reliable publication (electronic or otherwise) as the Board may select in its discretion or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts (provided that such valuation method complies with Treas. Regulation 1.409A-1(b)(5)(iv), or any successor regulation).

(m) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(n) “Non-ISO” shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code. A Non-ISO” shall also mean a non-qualified stock option.

(o) “Option” shall mean a stock option granted pursuant to the Plan.

(p) “Optioned Stock” shall mean the Common Stock subject to an Option.

(q) “Optionee” shall mean an Employee, Director or Consultant who receives an Option.

(r) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Plan” shall mean this Acura Pharmaceuticals, Inc. 2016 Stock Option Plan, as amended from time to time.

(t) “Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

(u) “Section 409A Award” has the meaning set forth in Section 24.1.

(v) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(w) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x) “Ten Percent Shareholder” shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

3. Stock Authorized.

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is 600,000 shares of authorized, but unissued, or reacquired Common Stock. The maximum number of shares underlying Incentive Stock Options which may be Optioned under the Plan is 600,000. The maximum number of shares which may be subject to Options granted to any one person in any calendar year at fair market value on the date of grant shall not exceed 60,000 shares (subject to adjustment under Section 11 hereof consistent with Section 162(m) of the Code). If the shares that would be issued or transferred pursuant to any Options are not issued or transferred and ceased to be issuable or transferable for any reason, the number of shares subject to such Option will no longer be charged against a limitation provided for herein and may again be subject to Options. Notwithstanding the proceeding sentence, with respect to any Option granted to any individual who is a “covered employee” within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option shall continue to count against the maximum number of shares which may be the subject of Options granted to such individual. For purposes of the preceding sentence if, after grant, the exercise price of an Option is reduced, such reduction shall be treated as a cancellation of such Option and the grant of a new Option, and both the cancellation of the Option and the new Option shall reduce the maximum number of shares for which Options may be granted to the holder of such Option in a calendar year.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4. Administration.

(a) Procedure.  The Company’s Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

(b) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Non-ISO’s; (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company’s Board of Directors, including members of the Committee, and in such regard may determine:

(i) the time at which any such Option shall be granted;

(ii) the number of Shares covered by any such Option;

(iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

(iv) the provisions of the agreement relating to any such Option; and

(v) the Option Price of Shares subject to an Option granted such Board member.

(d) Effect of the Committee’s Decision.  All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. Eligibility.  Incentive Stock Options may be granted only to Employees. Non-ISO’s may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

Each grant of an Option shall be evidenced by an Option agreement, and each Option agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO’s. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

6. Effective Date and Term of Plan.  The effective date of this Plan (“Effective Date”) shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

Subject to the provisions of Section 13 hereof, no Option shall be granted under this Plan on or after the earlier of

(1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

(2) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

7. Term of Option.  An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted him or her shall not be exercisable after the expiration of five (5) years from the date of grant or such earlier expiration as provided in the particular Option agreement.

8. Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-ISO, the per share exercise price shall be determined by the Board on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of

(i) cash;

(ii) check;

(iii) subject to section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, promissory note, provided such promissory note shall be full recourse as to principal and interest and shall bear interest at the market rate, which market rate shall be equal to the rate of interest available to the Optionee in a third party arms-length loan transaction of similar nature and amount;

(iv) Shares of Common Stock having been held by the Optionee for at least six (6) months prior to being surrendered as consideration for the Shares to be issued upon exercise of an Option and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment; or

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted under New York law.

(c) Without limiting Section 8(b), the Option may be exercised though net exercise, together with other forms of acceptable consideration, such that the number of Shares of Common Stock issued upon the exercise will be reduced by the largest number of whole Shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price (less the exercise price paid, if any, with other acceptable forms of consideration) as a result of such exercise.

(d) The Company has the right to require the Optionee upon the exercise of an Option to pay to the Company the amount of any federal, state and local taxes which the Company is required to withhold upon the exercise of the Option. In lieu of requiring cash payment of any such taxes, the Company shall, in its discretion or at the Optionee’s request, instead withhold from the Shares of Common Stock to be issued under the Option a number of Shares of Common Stock whose value is equal to the amount of such taxes. Valuation for this purpose shall be the Fair Market Value on the date of exercise.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) or 8(c) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO’s.  Non-ISO’s granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee’s status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Option agreement.

(c) Termination of Service as an Employee with Respect to Incentive Stock Options.  If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Incentive Stock Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Incentive Stock Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Disability of Optionee.  Notwithstanding the provisions of Section 9(c) above, subject to Section 24 hereof, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(e) Death of Optionee.  In the event of the death of an Optionee:

(i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, subject to Section 24 hereof, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, subject to Section 24 hereof, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination; except in the case of a Non-ISO, as otherwise provided in any option agreement between the Company and the Optionee.

10. Transferability of Options.

(a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

(b) Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided that the Board, in its sole discretion, may permit limited transferability, from time to time, on a general or specific basis, and may impose conditions and limitations on any permitted transferability. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term “Optionee” shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Option agreement.

11. Adjustments upon Changes in Capitalization or Merger.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

In the event of a Change of Control, the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company, the Board may, in the exercise of its sole discretion in such instances, accelerate the vesting of all or any portion of Options then outstanding.

In the event of a Change in Control, the Board may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the Change of Control transaction. In the case of any Option with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control transaction, the Committee may cancel the Option without consideration therefor.

12. Time for Granting Options.  The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.  (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

(i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

(iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

(b) Shareholder Approval.  Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

(c) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement.  Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

17. Shareholder Approval.  This Plan shall not be effective until approved by the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders entitled to vote thereon, where a quorum is present. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

18. Miscellaneous Provisions.  An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

19. Other Provisions.  The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

20. Indemnification of Committee.  In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21. Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

22. No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

23. Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

24. Compliance with Section 409A of the Code

24.1. Options Subject to Code Section 409A.  Notwithstanding anything to the contrary contained in the Plan, any Option that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Section 24, to the extent applicable. The Option agreement with respect to a Section 409A Award (the “409A Award Agreement”) shall incorporate the terms and conditions required by Section 409A of the Code and this Section 24.

24.2. Distributions under a Section 409A Award.

(a) Subject to subsection (b), any shares of Common Stock, cash or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i) the Optionee’s separation from service,

(ii) the date the Optionee becomes disabled,

(iii) the Optionee’s death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the 409A Award Agreement at the date of the deferral of such compensation,

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi) the occurrence of an unforeseeable emergency with respect to the Optionee.

(b) In the case of an Optionee who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the expiration of the applicable holding period under Section 409A, if any, after the Optionee’s separation from service (or, if earlier, the date of the Optionee’s death). For purposes of this subsection (b), an Optionee shall be a specified employee if such Optionee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c) The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Optionee’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d) For purposes of this Section 24, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

24.3. Prohibition on Acceleration of Benefits.  The time or schedule of any distribution or payment of any shares of Common Stock, cash or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

24.4. Compliance in Form and Operation.  A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

25. Clawback.  Notwithstanding any other provision in this Plan, any Option which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawbacks as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to such law, government regulation or stock exchange listing requirement).

26. Singular, Plural; Gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

27. Headings, Etc., No Part of Plan.  Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

28. Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

Dated:            , 2016

ACURA PHARMACEUTICALS, INC.
ATTN: PETER CLEMENS
616 N. NORTH COURT
PALATINE, IL 60067

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Immanuel Thangaraj   02 Bruce F. Wesson   03 Robert B. Jones   04 William G. Skelly   05 George K. Ross

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: IN THEIR DISCRETION PROXIES ARE AUTHORIZED TO VOTE AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, AND FOR PROPOSAL 2 AND 3.

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(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]   Date   JOB #   Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000266916_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

ACURA PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Robert B. Jones and Peter Clemens, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Acura Pharmaceuticals, Inc., that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2016 Annual Meeting of Shareholders of Acura Pharmaceuticals, Inc. to be held at Newark Liberty International Airport Marriott Hotel, 1 Hotel Road, Newark, New Jersey 07114 on April 28, 2016 at 9 A.M., Eastern Time or at any adjournment thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000266916_2 R1.0.1.25